AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 18, 1997

                                                     REGISTRATION NO. 333-22469

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  PRE-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-4


                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 HSB GROUP, INC.
             (Exact name of registrant as specified in its charter)

                                   Connecticut
         (State or other jurisdiction of incorporation or organization)

                                      6133
            (Primary Standard Industrial Classification Code Number)


                                   06-1475343
                     (I.R.S. Employer Identification Number)


            One State Street, P.O. Box 5024, Hartford, CT 06102-5024
                                 (860) 722-1866
    (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)

                       R. Kevin Price, Corporate Secretary
                                 HSB Group, Inc.
            One State Street, P.O. Box 5024, Hartford, CT 06102-5024
                                 (860) 722-1866
       (Name,  address,  including  ZIP Code,  and  telephone  number, including area code, of Agent for Service)

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement has become effective and all other conditions to the Agreement and Plan of Share Exchange, described in the enclosed Prospectus and Proxy Statement pursuant to which the common stock and preferred stock of The Hartford Steam Boiler Inspection and Insurance Company and HSB Group, Inc. will be exchanged, have been satisfied or waived.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

               CALCULATION OF REGISTRATION FEE



Title of                 Proposed  Proposed
each class of            maximum   maximum      Amount
securities   Amount      offering  aggregate    of
to be        to be       price     offering     Registration
registered   registered  per unit  price        fee(1)
----------   ----------  --------  ---------    ------------


Common Stock,
no par value  20,041,707 $45.625  $914,402,881 $277,092(2)

(1) Estimated pursuant to Rule 457(f)(1) of the Securities Act of 1933, based upon the average of the high and low sales price per share of The Hartford Steam Boiler Inspection and Insurance Company common stock on February 10, 1997 as reported by the New York Stock Exchange Composite Transactions Reporting System.


(2) Registration fee previously paid.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

[LOGO]

THE HARTFORD STEAM BOILER INSPECTION AND INSURANCE COMPANY


May __, 1997


Dear Stockholder:


     You are cordially invited to attend a Special Meeting of Stockholders on Monday, June 23, 1997 at 3:00 P.M. at our Home Office at One State Street, Hartford, Connecticut.

        At this meeting stockholders will be asked to consider and vote on a proposal to approve an Agreement and Plan of Share Exchange in connection with the formation of a new holding company structure as described in more detail in the attached Prospectus and Proxy Statement. For the reasons stated in the accompanying materials, the Board of Directors believes that the formation of such a holding company structure is in the best interests of the Company and its stockholders and recommends a vote "FOR" this proposal.


        Your proxy is very important in making up the total number of shares necessary to hold the meeting, even though you may own only a few shares. Whether or not you plan to attend the meeting, please fill out, sign and return your proxy card in the envelope provided as soon as possible. Your cooperation is appreciated.

Sincerely,
/s/ Gordon W. Kreh
Gordon W. Kreh
President and
Chief Executive Officer

The Hartford Steam Boiler
Inspection and Insurance Company
One State Street
P.O. Box 5024
Hartford, Connecticut  06102-5024

                            NOTICE OF SPECIAL MEETING

May __, 1997


TO THE STOCKHOLDERS:
--------------------


      Notice is hereby given that a Special Meeting of Stockholders of The Hartford Steam Boiler Inspection and Insurance Company will be held on Monday, June 23, 1997, at 3:00 P.M., at the office of the Company, One State Street, Hartford, Connecticut, to consider and act upon a proposal to approve an Agreement and Plan of Share Exchange pursuant to which shares of common stock of a newly formed holding company, HSB Group, Inc. ("HSB Group") will be exchanged on a one-for-one basis for all of the outstanding common stock of the Company, shares of preferred stock of HSB Group will be exchanged for all of the outstanding shares of Series B Convertible Preferred Stock of the Company, and certain other transactions as described herein will be effectuated.


        A Prospectus and Proxy Statement to assist you in the consideration of the foregoing matter is attached.


        The Board of Directors has fixed April 25, 1997, at the close of business, as the record date and time for the determination of the stockholders entitled to notice of and to vote at said Special Meeting and any adjournment thereof.

        If the proposal to approve the Agreement and Plan of Share Exchange is adopted, holders of the Company's Common Stock will automatically become holders of HSB Group, Inc.'s Common Stock. It will not be necessary for you to exchange your present stock certificates. In the future, as currently issued stock certificates are presented for exchange or transfer, new certificates will be issued with the name "HSB Group, Inc.".

        As explained in more detail under "Dissenters' Appraisal Rights", holders of the Company's Common Stock are entitled to assert appraisal rights in accordance with the procedures set forth in Sections 33-855 through 33-872 of the Connecticut Business Corporation Act, included with the accompanying Prospectus and Proxy Statement as Appendix B.


        It is hoped that you will be able to attend this meeting. If you cannot, you are urgently requested to sign and return the enclosed proxy card in the envelope provided.

                                            By order of the Board of Directors.
                                            /s/ R. K. Price
                                            R. K. PRICE
                                            Corporate Secretary

           THE HARTFORD STEAM BOILER INSPECTION AND INSURANCE COMPANY
                                 HSB GROUP, INC.
                       ------------------------------
                        PROSPECTUS AND PROXY STATEMENT
                        ------------------------------


         This Prospectus and Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of The Hartford Steam Boiler Inspection and Insurance Company ("Hartford Steam Boiler" or the "Company") for a Special Meeting of Stockholders of the Company ("Special Meeting") to be held on June 23, 1997 at 3:00 P.M. at One State Street, Hartford, Connecticut. This Prospectus and Proxy Statement, together with the Notice of Special Meeting and proxy card are first being mailed to stockholders on or about May __, 1997.

         At the Special Meeting stockholders will vote on a proposal to approve an Agreement and Plan of Share Exchange (the "Share Exchange") pursuant to which shares of common stock of a newly formed holding company, HSB Group, Inc. ("HSB Group" or "Holding Company"), will be exchanged on a one-for-one basis for all of the outstanding shares of common stock of the Company, shares of preferred stock of HSB Group will be exchanged for all of the outstanding Series B Convertible Preferred Shares of the Company, and certain other transactions as described herein will be effectuated (the "Restructuring").

         This document also serves as the Prospectus of the Holding Company with respect to the issuance of up to 20,041,707 shares of common stock of the Holding Company in connection with the Share Exchange.

                      ---------------------------------


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       ---------------------------------


The date of this Prospectus and Proxy Statement is May __, 1997.

                           AVAILABLE INFORMATION


         The Company is subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission" or "SEC"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549-1004 and at the following Regional Offices of the Commission: Chicago Regional Office, CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. The Commission also maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy statements and other information that the Company files with the Commission electronically. Copies of such materials also may be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.


         HSB Group will become subject to the information reporting requirements of the Exchange Act after the Restructuring and thus has not made any filings under the act as yet. If the Restructuring is consummated, the shares of common stock of HSB Group will be listed on the New York Stock Exchange under the trading symbol HSB.


         HSB Group has filed with the Commission a registration Statement on Form S-4 (together with any annexes, exhibits and amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended, (the "Securities Act") covering up to 20,041,707 shares of HSB Group common stock.

         HSB Group has received exemptions from regulatory approval of the Restructuring on behalf of the Company and its subsidiaries from the Insurance Commissioners of the State of Connecticut and the State of Texas. Requests for approval of the Restructuring before the Secretary of State of the Department of Trade and Industry in the United Kingdom and the Insurance Commissioner in Hong Kong are currently pending.

No person has been authorized to give any information or to make any representation not contained in or incorporated by reference in this Prospectus and Proxy Statement, and if given or made, such information or representation not contained herein must not be relied upon as having been authorized. This Prospectus and Proxy Statement does not constitute an offer to sell, or the solicitation of an offer to purchase, any of the securities offered by this Prospectus and Proxy Statement, or the solicitation of a proxy, in any jurisdiction to or from any person to or from whom it is unlawful to make such offer or solicitation of an offer, or proxy solicitation in such jurisdiction. Neither the delivery of this Prospectus and Proxy Statement nor the issuance or sale of any securities hereunder shall, under any circumstances, create any implication that there has been no change in the information set forth herein since the date hereof or incorporated by reference herein since the date hereof.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


         The following documents filed by the Company with the SEC (File No. 0-13300) are incorporated in this Prospectus and Proxy Statement by reference and made a part hereof:
(i) The Annual  Report on Form 10-K for the year ended  December 31,  1996;  and
(ii) The Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.


     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this Prospectus and Proxy Statement and prior to the termination of the offer made by this Prospectus and Proxy Statement, shall be deemed to be incorporated in this Prospectus and Proxy Statement by reference and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus and Proxy Statement shall be deemed to be modified or superseded for purposes of this Prospectus and Proxy Statement to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded to constitute a part of this Prospectus and Proxy Statement.


As described above, this Prospectus and Proxy Statement incorporates documents by reference which are not presented herein or delivered herewith. These documents are available without charge upon request delivered to: R. Kevin Price, Corporate Secretary, The Hartford Steam Boiler Inspection and Insurance Company, One State Street, P.O. Box 5024, Hartford, Connecticut, 06102-5024. In order to ensure timely delivery, any request should be made by June 16, 1997.

                                TABLE OF CONTENTS
                                                      Page
                                                      ----
General.................................................1

Voting..................................................1

Summary of Share Exchange Proposal......................3
     Description of Share Exchange and Restructuring....3
     Purposes of Restructuring..........................3
     Regulation after the Share Exchange................4
     Management of HSB Group............................4
     Exchange Listing and Exchange of Stock
       Certificates.....................................4
     Tax Consequences of Share Exchange.................4
     Stockholder Vote Required for Approval.............5
     Dissenters' Appraisal Rights.......................5
     Regulatory Approvals...............................5
     Conditions to the Share Exchange...................5

Risk Factors............................................6

Proposal to Approve Share Exchange......................7
     Recommendation of Directors........................7
     Description of Share Exchange and Restructuring ...7
     Purposes of Restructuring.........................11
     Required Regulatory Approvals and other
       Regulatory Matters..............................13
     Insurance Ratings.................................14
     Management after the Share Exchange...............15
     Conditions to the Share Exchange..................15
     Dividend Policy...................................16
     HSB Group Capital Stock and Rights Plan...........18
     Comparative Rights of Stockholders................20
     Effective Time of Share Exchange..................23
     Amendment, Waiver or Termination..................23
     Certain Federal Income Tax Consequences...........24
     Stock Plans and Other Employee Benefit Plans......24
     Automatic Dividend Reinvestment Plan (DRP)
       and Payroll Investment Plan (PIP)...............25
     Trading of HSB Group Common Stock.................26
     Transfer and Dividend Disbursement Agent;
           Exchange of Stock Certificates..............26
     Dissenters' Appraisal Rights......................26
     Financial Statements..............................30
     Dividends and Market Price Ranges.................30
     Legal Opinions....................................31
     Experts...........................................31

     Stockholder Vote Required for Approval............31

Deadline for Stockholder Proposals.....................32

Other Matters..........................................32

Appendix A:  Agreement and Plan of Share Exchange.....A-1
Appendix B:  Connecticut Business Corporation Act:
  Dissenters' Rights..................................B-1
Appendix C:  Articles of Incorporation of HSB Group,
  Inc.................................................C-1
Appendix D:  Bylaws of HSB Group, Inc.................D-1

                                   GENERAL

        The enclosed proxy is solicited by the Board of Directors of The Hartford Steam Boiler Inspection and Insurance Company for use at the Special Meeting of Stockholders to be held June 23, 1997, and at any and all adjournments thereof. The Company is a Connecticut corporation and its principal office is located at One State Street, P.O. Box 5024, Hartford, Connecticut 06102-5024, (860) 722-1866.

        Arrangements will be made with brokers, nominees and fiduciaries to distribute proxy material to their principals, and their postage and clerical expenses in so doing will be paid by the Company. The entire cost of soliciting proxies on behalf of management will be borne by the Company. Directors, officers and regular employees of the Company may solicit proxies personally if proxies are not received promptly. The Company has retained Corporate Investor Communications, Inc. ("CIC") to aid in the solicitation of proxies. CIC's fee is not expected to exceed $4,000 in addition to out-of-pocket expenditures.

                                     VOTING

        It is intended that only the proposal described in the accompanying Notice be presented at the meeting. The Connecticut Business Corporation Act provides that only the business described in the notice of a special meeting of stockholders may be conducted at such meeting.


        You are urged to read this Prospectus and Proxy Statement and to fill in, date, sign and return the enclosed form of proxy. The giving of a proxy does not affect your right to vote should you attend the meeting and the proxy may be revoked at any time before it is voted, except as outlined in the section captioned "Dissenters' Appraisal Rights" located on page 26. Properly executed proxies not revoked will be voted as specified.

         Abstentions and broker non-votes are included in the total number of shares represented for matters to be voted upon at the meeting for quorum purposes; however, they will have the effect of a vote AGAINST the proposal to approve the Share Exchange.

     Only holders of Company Common Stock and Company Series B Convertible Preferred Stock of record at the close of business on April 25, 1997 are entitled to notice of, and to vote at, the meeting. Each stockholder of record on such date is being mailed the Notice, Prospectus and Proxy Statement and Proxy card on or about May __, 1997. On April 25, 1997, there were x outstanding shares of Company Common Stock, each entitled to one vote, and 2,000 outstanding shares of Company Series B Convertible Preferred Stock (all of which are held by General Reinsurance Corporation), each entitled to 199 votes. The directors and executive officers of the Company as a group own less than x of the issued and outstanding shares of Company Common Stock and none of the Preferred Stock.

SUMMARY OF SHARE EXCHANGE PROPOSAL

The following is a summary of certain information regarding the proposed Agreement and Plan of Share Exchange and related transactions comprising the
Restructuring contained or incorporated by reference in this Prospectus and Proxy Statement and is qualified in its entirety by the more detailed information contained or incorporated by reference herein. For more detailed information concerning the Restructuring see "Proposal to Approve Share Exchange" on page 7.

The Board of Directors unanimously recommends that you vote "FOR" the Proposal to Approve the Agreement and Plan of Share Exchange.

Description of Share Exchange and Restructuring
-----------------------------------------------

         HSB Group was incorporated to become the holding company of, and the direct owner of, the Company and certain of the Company's subsidiaries. Certain other subsidiaries of the Company will continue to be directly held by the Company. The organizational charts on page 10 show the structure of the Company before and after the proposed Restructuring. The Restructuring will be effectuated by a share exchange whereby each share of common stock, no par value, of the Company ("Company Common Stock"), outstanding immediately prior to the effective time of the exchange will be exchanged for one share of common stock, no par value, of HSB Group ("HSB Group Common Stock"), and each share of Series B Convertible Preferred Stock of the Company ("Company Preferred Stock") will be exchanged for one share of Series B Convertible Preferred Stock of HSB Group, having the same rights and preferences ("HSB Group Preferred Stock"). As a result, following the exchange, all outstanding shares of Company Common Stock and Company Preferred Stock will be held by the Holding Company, and all outstanding shares of the Holding Company will be owned by the holders of the Company Common Stock and Company Preferred Stock, respectively, that were outstanding immediately prior to the effective time of the exchange.


Purposes of Restructuring
-------------------------

         The Restructuring will provide greater operating and financial flexibility in connection with certain investments, business operations and financing activities than is available under the current structure. Holding company structures are frequently used when an organization conducts regulated and unregulated lines of businesses and are commonly found in the insurance industry.


Regulation after the Share Exchange
-----------------------------------

         After the Share Exchange, the Company will continue to be subject to regulation by the Insurance Commissioner of the State of Connecticut and other regulatory authorities in jurisdictions within which the Company continues to transact business. Such regulations include provisions that will impose restrictions on certain transactions among the Company, HSB Group and their affiliates.


Management of HSB Group
-----------------------


         The directors of HSB Group, upon consummation of the Share Exchange, will be the same persons who presently serve as directors of the Company and the executive officers of HSB Group will consist of the current executive officers of the Company.


Exchange Listing and Exchange of Stock Certificates
---------------------------------------------------


         It is anticipated that the HSB Group Common Stock to be received by the Company's common stockholders in the Share Exchange will be listed on the New York Stock Exchange under the trading symbol HSB effective as of the consummation of the Share Exchange. This will enable stockholders of the Company to trade the HSB Group Common Stock which they receive in the Share Exchange without interruption.

         It will not be necessary for stockholders to exchange their Company Common Stock certificates for HSB Group Common Stock certificates. Certificates representing Company Common Stock will automatically represent the corresponding shares of HSB Group Common Stock upon consummation of the Share Exchange.

Tax Consequences of Share Exchange
----------------------------------

         It is a condition to the consummation of the Share Exchange that the Company receive an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, tax counsel for the

Company, to the effect that, based upon certain representations, among other things, the holders of the Company Common Stock and Company Preferred Stock will recognize no gain or loss upon the exchange of their shares of Company Common Stock and Company Preferred Stock solely for shares of HSB Group Common Stock and HSB Group Preferred Stock, respectively.

Stockholder Vote Required for Approval
--------------------------------------

         Approval of the proposed Share Exchange will require the approval of two-thirds of all outstanding shares of Company Common Stock and Company Preferred Stock voting together as a single class.



Dissenters' Appraisal Rights
----------------------------


         Holders of Company Common Stock and Company Preferred Stock will have the right to have their shares appraised and be paid the fair value of their shares. Stockholders who wish to exercise their dissenters' rights must follow carefully the procedures described on page 30 herein under the caption "Dissenters' Appraisal Rights". Failure to do so could result in the loss of such rights.


Regulatory Approvals
--------------------


         The Company has received exemptions relating to approval of the Restructuring from the Insurance Commissioners of the State of Connecticut and the State of Texas. Requests for approval of the Restructuring are currently pending before the Secretary of State of the Department of Trade and Industry in the United Kingdom and the Insurance Commissioner in Hong Kong. Receipt of such exemptions is a condition to the consummation of the Share Exchange.

Conditions to the Share Exchange
--------------------------------

         The obligation of the Company and HSB Group to consummate the Share Exchange is subject to various conditions, including, but not limited to:

(i) obtaining the required approval of the Company's stockholders;

(ii) the approval or exemption of the insurance regulatory authorities in Connecticut, Texas, the United Kingdom and Hong Kong; (iii) the effectiveness of the Registration Statement; (iv) authorization for listing HSB Group Common Stock on the New York Stock Exchange; (v) receipt of an opinion from tax counsel for the Company that the Share Exchange constitutes a tax-free transaction under the Internal Revenue Code of 1986, as amended, to the stockholders of the Company upon their exchange of Company stock solely for HSB Group stock; (vi) receipt of an opinion as to the legality of the HSB Group Common Stock and HSB Group Preferred Stock issuable in connection with the Share Exchange; and (vii) the absence of any injunction prohibiting or restricting in any manner the Share Exchange or the operation of HSB Group, the Company or any of their subsidiaries after consummation of such Share Exchange.

Risk Factors
------------

The future performance of HSB Group Common Stock cannot be assured. Following the consummation of the Restructuring, HSB Group will be able to issue securities or incur debt for the purpose of financing or investing in business activities in which the Company or its insurance company affiliates are not involved, and therefore, prior insurance regulatory approval will not be necessary. Moreover, HSB Group through its non-insurance subsidiaries may enter into businesses in which the Company and its subsidiaries are not presently engaged. Such business activities may involve a greater degree of risk or investment concentration than would generally be permitted if such business activities were engaged in by a regulated insurance company. Engaging in business activities with greater risk may or may not have an adverse impact on the future performance of HSB Group's Common Stock.

                       PROPOSAL TO APPROVE SHARE EXCHANGE

         The following description is qualified in its entirety by reference to the Agreement and Plan of Share Exchange attached hereto as Appendix A, certain provisions of the Connecticut Business Corporation Act relating to the rights of dissenting stockholders attached hereto as Appendix B, the restated Articles of Incorporation of HSB Group attached hereto as Appendix C, and the Bylaws of HSB Group attached hereto as Appendix D. The transactions described below, including those contemplated by and carried out in connection with the Agreement and Plan of Share Exchange are sometimes referred to herein as the "Restructuring".

Recommendation of Directors
---------------------------

         The Board of Directors of the Company and HSB Group have each approved the Restructuring which, among other things, provides for the acquisition of all outstanding shares of Company Common Stock in exchange for an equal number of shares of HSB Group Common Stock and the acquisition of all outstanding shares of Company Preferred Stock in exchange for an equal number of shares of HSB Group Preferred Stock pursuant to Section 33-816 of the Connecticut General Statutes. All of the 2,000 outstanding shares of Company Preferred Stock are held by General Reinsurance Corporation. General Reinsurance has indicated that it intends to vote in favor of the proposal to approve the Share Exchange.

For the reasons discussed below in "Purposes of Restructuring", the Board of Directors of the Company believes that the proposed Share Exchange is in the best interests of the Company and its stockholders. Accordingly, the Board of Directors unanimously recommends that stockholders vote FOR the proposal to approve the Agreement and Plan of Share Exchange.


Description of Share Exchange and Restructuring
-----------------------------------------------

         HSB Group is a newly incorporated Connecticut corporation with its principal offices at One State Street, Hartford, Connecticut 06102-5024, telephone (860) 722-1866. It was formed at the direction of the Board of Directors of the Company for the purpose of effecting the Share Exchange, and therefore it has no operating history. There will be certain one-time and other ongoing costs incurred in connection with the Restructuring such as administrative expenses, registration fees and franchise and other taxes. However, such costs, which will be borne by the Company, are not expected to be material.

         If the Share Exchange is approved by stockholders, and all other conditions contained in the Agreement and Plan of Share Exchange are satisfied, subject to the exercise and perfection of dissenters' appraisal rights (described below under the caption "Dissenters' Appraisal Rights") at the effective time of the Share Exchange (the "Effective Time"), (a) each share of Company Common Stock outstanding immediately prior to the Effective Time will be exchanged for one share of HSB Group Common Stock, (b) each share of Company Preferred Stock outstanding immediately prior to the Effective Time will be exchanged for one share of HSB Group Preferred Stock (which series will have substantially identical rights and preferences as Company Preferred Stock). In addition, at the Effective Time each share of HSB Group Common Stock (all of which are currently held by the Company) which is outstanding immediately prior to the Effective Time will be canceled and restored to the status of an authorized but unissued share of HSB Group Common Stock.


         As a result immediately following the Effective Time, all outstanding shares of Company Common Stock and Company Preferred Stock will be held by HSB Group, and all of the outstanding shares of HSB Group Common Stock and HSB Group Preferred Stock will be owned by the holders of shares of Company Common Stock and Company Preferred Stock, respectively, of the Company that were outstanding immediately prior to the Effective Time.


         Following the Share Exchange, the consolidated financial position and consolidated results of operations of HSB Group should be identical to those of the Company immediately prior to the exchange. As part of the Restructuring, the Company will be transferring certain of its engineering subsidiaries to HSB Group as a dividend on the Company Common Stock held by HSB Group. (See charts below for organizational structures before and after the Restructuring.) Such subsidiaries currently comprise an immaterial amount of the consolidated assets, and provide an immaterial portion of the consolidated revenues and net income of the Company. HSB Group will obtain funds to invest in such subsidiaries, as well as to acquire or create new subsidiaries, primarily from dividends paid to HSB Group on the shares of Company Common Stock it will own following the Share Exchange, borrowings by HSB Group from third parties, the Company or its subsidiaries, and any dividends HSB Group may receive from any of its subsidiaries other than the Company. There can be no assurance, however, as to the availability of such borrowings or amount of earnings available to be paid as dividends to HSB Group by any of its subsidiaries, including the Company. In addition, certain of the transactions described above in which the Company is a party, may, depending on the nature and amount of the transaction, be subject to insurance regulatory restrictions, or in some cases, prior approval. (See "Required Regulatory Approvals and other Regulatory Matters" on page 13.)

         In addition to the transfer of certain of the Company's engineering subsidiaries to HSB Group, in order to streamline operations, Radian Corporation will be merged into the Company shortly following the Restructuring. (Radian Corporation currently conducts no business operations and has no assets other than its 40% interest in Radian International LLC.) The following charts represent the current corporate structure of the Company and the proposed structure after the Restructuring is completed.

Current
-------

    The Hartford Steam Boiler Inspection and Insurance Company
          |                     |                        |
          |                     |                        |
Domestic and Foreign            |                        |
Insurance Subsidiaries         Engineering Services    Radian
and Investment Subsidiaries    Subsidiaries            Corporation
                                                         |
                                                       Radian International
                                                       LLC (40% owned)


After Restructuring
-------------------
                      HSB Group, Inc.
                       |           |
                       |           |
             Engineering          The Hartford Steam Boiler Inspection
             Services             and Insurance Company
             Subsidiaries            |              |
                                     |              |
                                  Domestic        Radian International LLC
                                  and Foreign     (40% owned)
                                  Insurance
                                  Subsidiaries
                                  and Investment
                                  Subsidiaries

         Other subsidiaries or assets of the Company may be transferred to HSB Group or subsidiaries of HSB Group in the future, consistent with the purposes of the Restructuring described below and subject to the insurance regulatory restrictions summarized under "Required Regulatory Approvals and other Regulatory Matters" on page 13.


Purposes of Restructuring
-------------------------

         The Board of Directors and management of the Company believe it is in the best interests of the Company and its stockholders to approve the formation of the holding company structure described herein. Holding company structures are frequently used when an organization conducts regulated and unregulated lines of businesses and are commonly found in the insurance industry.


         Currently, as an insurance company, Hartford Steam Boiler's operations are regulated in many respects by the insurance authorities of the jurisdictions within which it conducts business. Among other things, such regulations address the nature and amount of business that can be written, the type and concentration of permitted investments, and the nature and extent of transactions, including dividends and loans, that can be entered into between an insurer and an affiliate without prior regulatory approval. While such regulations advance the insurance regulators' objective of safeguarding the financial security of insurance companies for the benefit of policyholders, they also could constrain the ability of the Company to compete effectively in other non-insurance activities. For example, many of the competitors of the Company's engineering services business are not insurance companies and therefore are not subject to similar constraints.

         The holding company structure proposed by management and the Board would provide greater operating and financial flexibility in connection with certain financing activities, investments and business operations than is available under the current structure where a regulated insurance company is the parent company. In particular, the proposed structure would advance the Board's goal of enhancing shareholder value through the development or acquisition of engineering service businesses. The Restructuring will give the Company greater flexibility to develop or acquire such businesses with fewer regulatory constraints thereby providing more opportunities for increased earnings. For example, capital raising at the holding company level could be used to create or acquire such businesses and to support their future operations, as well as the operations of current non-insurance subsidiaries, without affecting the surplus position of the Company. Moreover, the ability to raise capital without prior regulatory approval would allow the Company to compete on a more level playing field with other potential acquirors who are not subject to insurance regulatory constraints.

         Additionally, HSB Group would not be subject to the limitations on investments currently imposed upon the Company and its insurance company subsidiaries pursuant to the insurance laws of the various jurisdictions under which they are regulated. The Company does not have any present plans to diversify into businesses or make investments that would not be permitted or that would exceed current restrictions. However, the Board of Directors believes that the proposed holding company structure will provide it with enhanced flexibility and efficiency to facilitate any such diversification or investment in the future. It is currently contemplated that such diversification or investment would be consistent with the Company's business concept of applying engineering and technology to help design risk management and loss prevention programs for organizations that rely on equipment.

         Management has considered changing its organizational structure in the past to separate its regulated insurance activities from certain of its unregulated engineering services. Now however, having a more flexible organizational structure will be of increased significance in the event that the Company exercises its option to sell its interest in Radian International LLC to The Dow Chemical Company ("Dow") on or after December 31, 1997 pursuant to the terms of its joint venture agreement with Dow. In view of the current business climate for environmental consulting services, the Company will be evaluating its sale option, as well as other alternatives, involving Radian International during 1997. Having the proposed Restructuring in place in the event that the Company decides to exercise its sale option will provide the Company with more flexibility to utilize the sale proceeds in a manner that the Board and management believe will enhance shareholder value.

         In addition, future investments or newly acquired or created subsidiaries that would create a charge against risk-based capital under the insurance laws if held by the Company could be held by HSB Group without affecting the Company's risk-based capital calculations.


Required Regulatory Approvals and other Regulatory Matters
----------------------------------------------------------


         The Company and HSB Group have filed for and received an exemption from regulatory approval of the Restructuring on behalf of the Company and its subsidiaries with the Insurance Commissioner of the State of Connecticut, the Company's domiciliary state.

         In addition, because the Company has insurance subsidiaries domiciled in Texas and the United Kingdom, and a branch office in Hong Kong, the Company and HSB Group are required to file requests for approval or exemptions therefrom with the Insurance Commissioner of the Texas Department of Insurance, the Secretary of State of the Department of Trade and Industry in the United Kingdom and the Insurance Commissioner of Hong Kong. An exemption from approval has been granted by the Texas Insurance Commissioner. The other requests are still pending; however, the Company expects that such approvals will be granted and is unaware of any grounds for such regulatory authorities to withhold such approvals.


         Neither the Company nor HSB Group is aware of any other regulatory approvals that are necessary in order to consummate the Restructuring other than the filing of the Articles of Share Exchange with the Secretary of State of Connecticut. If the requisite regulatory approvals are not received, the Restructuring will not be effectuated. All expenses of the Company in connection with the Restructuring, whether consummated or not, will be borne by the Company.

         Following the consummation of the Restructuring, the Company will continue to be a Connecticut-domiciled insurance company and as such, will be subject to regulation and examination by the Insurance Commissioner of the State of Connecticut. The Company and its insurance subsidiaries will also continue to be subject to regulation by the insurance commissioners or other insurance regulatory authorities in the jurisdictions in which the Company and its subsidiaries transact the business of insurance.

         Because the Company currently has insurance subsidiaries, the Company and its affiliates are already considered to be part of an insurance holding company system regulated under the insurance holding company laws of Connecticut and certain other jurisdictions. Among other things, such laws require that transactions between insurance company members of the system and their affiliates be on fair and reasonable terms and that certain transactions, including dividends paid by the insurance company members exceeding prescribed limits, receive the prior approval of the applicable insurance regulatory authority. The Restructuring will result in the addition of HSB Group to the holding company system. Therefore, dividends or other distributions on the Company Common Stock paid to HSB Group or certain transactions between HSB Group and the Company or any of its insurance subsidiaries may require prior regulatory approval.

         The Company and HSB Group as Connecticut corporations will also be governed by the general corporate laws of the State of Connecticut.

Insurance Ratings
-----------------

         The Company currently has a financial condition rating from A. M. Best Company ("Best's") of A+. Best's ratings are based upon a comprehensive review of a company's financial performance which is supplemented by certain data, including responses to Best's questionnaires, quarterly filings with the National Association of Insurance Commissioners, state insurance department examination reports, loss reserve reports, annual reports and reports filed with the Commission. Best's undertakes a quantitative evaluation based upon profitability, leverage/capitalization and liquidity and a qualitative evaluation based upon the company's book of business or spread of risk, appropriateness and quality of reinsurance, the quality, diversification and estimated market value of its assets, the adequacy of its loss reserves and policyholders' surplus, the capital structure of the company and its holding company, if present, the experience and integrity of its management, and the company's market presence. Best's rating classifications are as follows: A++ and A+

(Superior), A and A- (Excellent), B++ and B+ (Very Good), B and B- (Adequate), C++ and C+ (Fair), C and C- (Marginal), D (Very Vulnerable), E (Under State Supervision) and F (In Liquidation).

         Based on discussions with officials at Best's, management of the Company does not believe that Best's will alter its current rating of the Company as a result of the Restructuring. However, until the normal rating process is completed in June, 1997, there can be no assurance that the Company's rating will not be altered following the Restructuring.


         A Best's rating is not a recommendation to buy, sell or hold securities. It may be withdrawn or revised at any time and it should be evaluated independently of any other rating that may be assigned to the Company or HSB Group.

Management after the Share Exchange
-----------------------------------

         Following the Restructuring, each director of the Company will become a director of HSB Group, each for the then-current term to which he or she was elected by the stockholders of the Company. Therefore, four directors will hold office until the first annual meeting of stockholders of HSB Group which is expected to take place in April 1998; four directors will hold office until the 1999 annual meeting of stockholders of HSB Group; and three directors will hold office until the 2000 annual meeting of stockholders of HSB Group.


         The present executive officers of the Company will serve as executive officers of HSB Group following the Restructuring.


Conditions to the Share Exchange
--------------------------------

         The obligation of the Company and HSB Group to consummate the Share Exchange is subject to various conditions (certain of which may be waived, as described below under the caption "Amendment, Waiver or Termination"), including, but not limited to: (i) obtaining the required approval of the Company's stockholders as described below under the caption "Stockholder Vote Required for Approval";

(ii) the approval or exemption of the insurance regulatory authorities in Connecticut, Texas, the United Kingdom and Hong Kong, or any other consents, approvals or exemptions necessary or appropriate for the consummation of the Restructuring, each such consent, exemption or approval to be in form and substance satisfactory to the Company. (The Company is aware of no such consents, approvals or exemptions which are required other than those of Connecticut, Texas, the United Kingdom and Hong Kong); (iii) the effectiveness of the Registration Statement under the Securities Act relating to the HSB Group Common Stock to be issued or reserved for issuance in connection with the Agreement and Plan of Share Exchange; (iv) authorization for listing, on official notice of issuance, of the HSB Group Common Stock on the New York Stock Exchange; (v) receipt of an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, tax counsel for the Company, covering the matters set forth below under the caption "Certain Federal Income Tax Consequences"; (vi) receipt of an opinion of counsel as to the legality of HSB Group Common Stock and HSB Group Preferred Stock issuable in connection with the Agreement and Plan of Share Exchange; and
(vii) the absence of any injunction prohibiting or restricting in any manner the Share Exchange or the operation of HSB Group, the Company or any of their subsidiaries after consummation of such Share Exchange.


Dividend Policy
---------------


         HSB Group does not currently, nor will it following the Restructuring, conduct directly any business from which it will derive revenues other than the possible performance of certain management, accounting, financial, legal, administrative and other support services and operations relating to the business conducted by the Company, its insurance subsidiaries and certain other subsidiaries of HSB Group. HSB Group will fund its own operations with amounts paid by its subsidiaries for the provision of such services, from sales of securities or debt incurred by HSB Group and from dividends paid to HSB Group on the stock it holds in the Company and its other subsidiaries.


         For the foreseeable future, dividends on HSB Group Common Stock and HSB Group Preferred Stock will primarily depend on the ability of the Company to pay dividends to HSB Group. Payment of dividends by the Company will be dependent upon the operating results, capital requirements, financial condition and regulatory requirements of the Company and its subsidiaries.

         Under Connecticut law, a corporation may not make a distribution to stockholders if, after giving effect thereto, the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation's total assets would be less than the sum of its total liabilities plus, unless the articles of incorporation permit otherwise, the amount that would be needed, if any, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Additionally, under Connecticut insurance law, an insurance company cannot pay a dividend, without prior approval of the Insurance Commissioner, that exceeds its earned surplus, as determined under statutory accounting practices, or which, when combined with that of other dividends or distributions made within the prior twelve months, exceeds the greater of (i) ten percent of the company's surplus with respect to policyholders as of the December 31st last preceding; or (ii) the net income for the twelve-month period ending on the December 31st last preceding. Under Connecticut insurance law, at least ten days' prior notice of any dividend or distribution is required to be given to the Insurance Commissioner. The Commissioner may order that such dividends or distributions not be paid if payment would cause the insurance company's surplus to be inadequate or could lead to a hazardous financial condition.


         It is currently contemplated that, subject to the rights of holders of any outstanding shares of HSB Group Preferred Stock, HSB Group will pay quarterly dividends on its common stock at a rate at least equal to the current rate of $.57 per share on Company Common Stock. During 1997, payment of such dividends by the Company to its stockholders will require the prior approval of the Connecticut Insurance Commissioner, as described above. In addition, there can be no assurance that following the Restructuring dividends will be paid or will continue to be paid at historical levels based on the aforementioned factors and statutory restrictions, the factors listed under "Risk Factors" on page 6, or other factors.

HSB Group Capital Stock and Rights Plan
---------------------------------------


         The authorized capital stock of HSB Group will consist of 50,000,000 shares of HSB Group Common Stock and 500,000 shares of HSB Group Preferred Stock, the provisions of which are included in the Amended and Restated Articles of Incorporation of HSB Group attached to this Prospectus and Proxy Statement as Appendix C. Reference is made to Appendix C for the complete terms of HSB Group's Articles of Incorporation as they will be in effect as of the Effective Time of the Share Exchange. Also see the description of stockholders' rights described under the caption "Comparative Stockholders' Rights" below.

     At the Record Date, x shares of Company Common Stock and 2,000 shares of Company Preferred Stock were outstanding; x shares of Company Common Stock were reserved for issuance pursuant to the 1995 Stock Option Plan, the Long-Term Incentive Plan, the Directors Stock and Deferred Compensation Plan, the Service Award Plan, the Thrift Incentive Plan and the conversion of the Company Preferred Stock; and 250,000 shares of Series A Junior Participating Preferred Stock were reserved for issuance pursuant to a Rights Agreement, dated as of November 28, 1988 between the Company and The First National Bank of Boston (the "Rights Plan").


         For each outstanding share of Company Common Stock, the Company has distributed one right (each a "Right") to purchase from the Company, one-two hundredth of a share of Series A Junior Participating Preferred Stock pursuant to the Rights Plan. If the Restructuring is approved and consummated, HSB Group will assume the Company's rights and obligations under the Rights plan, and Rights to purchase Series A Junior Participating Preferred Stock will become Rights to purchase HSB Group Series A Junior Participating Preferred Stock.

         The following is a description of the principal provisions of the Rights Plan and the Rights distributed by the Company. The Rights expire on November 28, 1998.

         No separate Rights certificates of the Company have been distributed, and none will be distributed until the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons has been determined by the Board to be an Acquiring Person; or (ii) 10 business days (or such later date as may be determined by the Board of Directors) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. "Acquiring Person" means any person who, together with its affiliates and associates is or becomes the beneficial holder, directly or indirectly, of (i) 20 percent or more of the voting stock of the Company; or (ii) a substantial amount of Company Common Stock (but no less than 10 percent) and whose acquisition of such stock the Board determines is detrimental to the best long-term interests of the Company and its stockholders. The date any person becomes an Acquiring Person is the "Stock Acquisition Date."

         If a person becomes an Acquiring Person (except pursuant to certain offers which the Board determines to be fair to, and in the best interests of, the stockholders and the Company), each holder of a Right, except the Acquiring Person, will thereafter have the right to receive, upon exercise of the Right, Common Stock (or in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of $110. All Rights that are, or (under certain circumstances) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable for a period of 10 business days after the Stock Acquisition Date, during which period they may be redeemed by the Company at a price of $.01 per Right.

         If at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which it is not the surviving corporation (other than transactions with certain Company subsidiaries and other than a merger following an offer which the Board determines to be fair); or (ii) 50 percent or more of the assets, cash flow or earning power of the Company is sold or transferred (other than to certain Company subsidiaries), each holder of a Right (except Rights which previously have been voided, as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

Comparative Rights of Stockholders
----------------------------------

         The Company and HSB Group are both Connecticut corporations. After the Effective Time, holders of Company Common Stock will become holders of HSB Group Common Stock, and holders of the Company's Preferred Stock will become holders of HSB Group's Preferred Stock, and their rights will be governed by the Articles of Incorporation and Bylaws of HSB Group, instead of the Company's Charter and Bylaws. HSB Group's Articles of Incorporation have been prepared in accordance with the Connecticut Business Corporation Act ("CBCA") and give HSB Group broad corporate powers to engage in any lawful activity for which a corporation may be formed under the laws of the State of Connecticut. The Company's powers are more narrow and are limited to those specifically set forth in its Charter. The Charter permits the Company to write boiler and machinery and other lines of insurance and reinsurance, other than life and endowment insurance and annuity contracts, and to perform inspections and render inspection and engineering services in connection with the design, construction, maintenance or operation of boilers, machinery or any equipment regardless of whether policies of insurance are issued in connection therewith.

         Except as described above with respect to the powers of each entity and below with respect to certain other matters, HSB Group's Articles of Incorporation and Bylaws and the Company's Charter and Bylaws are substantially similar. A copy of HSB Group's Articles of Incorporation and Bylaws, substantially in the form to be in effect immediately prior to the Effective Time are attached hereto as Appendices C and D, respectively.

         Certain differences between the rights of holders of HSB Group Common Stock and HSB Group Preferred Stock are summarized below. Some of these differences arise out of the passage of the CBCA effective January 1, 1997 which replaced the Connecticut Stock Corporation Act ("CSCA"). According to the official legislative history, the provisions of the CBCA were designed to be consistent with current business practices and replace many of the outmoded rules contained in the CSCA. The current provisions of the Company's Charter are grandfathered (i.e., the existing provisions remain in effect despite any conflict with the CBCA) under the new law. However, HSB Group was incorporated after January 1, 1997 and its articles of incorporation and bylaws were drafted in accordance with the provisions of the CBCA. Although the Company believes that the CBCA is more modern and complete than the CSCA, the timing and purpose of the Share Exchange is not related to the adoption of the CBCA by the Connecticut legislature.

Dividends. Under the CBCA, a corporation may not make a distribution to shareholders if, after giving effect thereto, the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation's total assets would be less than the sum of its total liabilities plus, unless the articles of incorporation permit otherwise, the amount that would be needed, if any, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. Additionally, under Connecticut insurance laws (which are applicable to the Company, but not HSB Group) an insurance company cannot pay a dividend, without prior approval of the Insurance Commissioner, which exceeds its earned surplus, as determined under statutory accounting practices, or which, when combined with that of other dividends or distributions made within the prior twelve months, exceeds the greater of (i) ten percent of the company's surplus with respect to policyholders as of the December 31st last preceding; or
(ii) the net income for the twelve-month period ending on the December 31st last preceding. Under Connecticut insurance laws at least ten days' prior notice of any dividend or distribution is required to be given to the Insurance Commissioner. The Commissioner may order that such dividends or distributions not be paid if payment would cause the insurance company's surplus to be inadequate or could lead to a hazardous financial condition. Following the Restructuring, it is anticipated that at least for the foreseeable future, the principal source of earnings for HSB Group will be the dividends paid by the Company which will continue to be subject to the regulatory restrictions, including prior approval in some cases, described above.


Size of the Board of Directors. The CSCA provided that a corporation have a minimum of three directors. The statute further provided that the number of directorships could be fixed by the bylaws of the corporation or that the bylaws could specify a minimum and maximum number of directorships, with the number of directorships at any given time to be fixed by a resolution of the stockholders or the directors.

The CBCA requires a minimum of one director and provides that the number of directorships can be specified in, or fixed in accordance with, the articles of incorporation or bylaws of the corporation. In accordance with the CSCA, the Company's Charter and Bylaws provide that the board shall consist of no less than nine nor more than fourteen directors, the exact number to be determined from time to time by resolution adopted by a majority of the directors. The Articles of Incorporation and Bylaws of HSB Group adopt the more flexible approach permitted by the CBCA and provide that the number of directors will be determined from time to time by resolution of a majority of the Board of Directors. The number of directors at the Effective Time of the Restructuring will be the same number of directors serving on the Company's Board immediately prior to the Restructuring.


Indemnification. The scope of indemnification of directors under the CSCA was mandatory and could not be varied by the certificate of incorporation, bylaws or agreement. Therefore, the Company's Charter and Bylaws are silent on the scope of indemnification. As permitted by the CSCA, the Company has secured insurance which provides broader indemnification of directors than was required under the CSCA. Under the CBCA, there is more limited mandatory indemnification and the permissive scope of indemnification is defined. HSB Group's Articles of Incorporation provide that the corporation will indemnify directors to the fullest extent permitted under the law. The CBCA permits a corporation to indemnify its directors against liability (including judgments, settlements, penalties and fines) if such individual acted in good faith, reasonably believed that his or her conduct was in the corporation's best interests and, in the case of criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. In a proceeding by or in the right of the corporation, the corporation may indemnify a director only for reasonable expenses, and may not indemnify a director who is adjudged liable to the corporation. Indemnification of such expenses is mandatory when a director is successful in the defense of any proceeding. The CBCA also permits a corporation to pay or reimburse the reasonable expenses incurred by a director who is a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) in advance of the final disposition of such action, suit or proceeding provided that (i) such director affirms in writing such director's good faith belief that the standard of conduct required under the statute has been met; (ii) such director furnishes a written undertaking to repay the corporation if it is ultimately determined that such standard has not been met; and (iii) a determination is made pursuant to the statute that the facts then known would not preclude indemnification under the statute. Provision for such advance of expenses in accordance with the CBCA is included in HSB Group's Articles of Incorporation. As permitted by the CBCA, HSB Group will continue to secure insurance which provides broader indemnification of directors than is required under the CBCA.


Effective Time of Share Exchange
--------------------------------

         The Effective Time of the Share Exchange will be the time that the Articles of Share Exchange relating to the Share Exchange are filed under
Section 33-819 of the Connecticut General Statutes with the Secretary of State of Connecticut. Assuming approval of the Share Exchange by stockholders of the Company and the satisfaction or waiver of the other conditions to the Share Exchange, it is presently anticipated that the Articles of Share Exchange will be filed as soon as practicable after the special meeting.


Amendment, Waiver or Termination
--------------------------------

         The Board of Directors of the Company and HSB Group, authorized committees of such boards, or authorized directors or officers of the Company and HSB Group may amend or modify the Agreement and Plan of Share Exchange, or waive certain of the conditions contained therein, at any time before or after adoption of such agreement by the stockholders of the Company, although no such amendment, modification or waiver may affect the rights of any stockholder of the Company in any manner that is, in the judgment of the Board of Directors of the Company, materially adverse to such stockholder. In addition, the Boards of Directors of the Company or HSB Group or authorized committees of such boards, may terminate the Agreement and Plan of Share Exchange at any time before the Effective Time, whether before or after adoption by the stockholders of the Company.

Certain Federal Income Tax Consequences
---------------------------------------

         It is a condition to the consummation of the Restructuring that the Company receive an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, tax counsel to the Company, in form and substance reasonably satisfactory to the Company, dated as of the Effective Time, and based upon facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time, substantially to the effect that, for federal income tax purposes (i) no gain or loss will be recognized by the Company as a result of the Share Exchange; (ii) no gain or loss will be recognized by the stockholders of the Company on the exchange of their shares of Company Common Stock solely for shares of HSB Group Common Stock or shares of Company Preferred Stock for share of HSB Group Preferred Stock pursuant to the Share Exchange; (iii) the tax basis of the shares of HSB Group Common Stock and HSB Group Preferred Stock received by stockholders in the Share Exchange will be the same as the tax basis of the shares of Company Common Stock and Company Preferred Stock surrendered in exchange therefor; and (iv) the holding period of the shares of HSB Group Common Stock and HSB Group Preferred Stock received in the Share Exchange will include the period during which the shares of Company Common Stock and Company Preferred Stock were held as capital assets at the Effective Time.

         Stockholders should consult their own tax advisors with respect to specific tax effects to them of the Share Exchange under federal, state, local and foreign tax laws.

Stock Plans and Other Employee Benefit Plans
--------------------------------------------

         At the Effective Time, the Company's 1985 Stock Option Plan and 1995 Stock Option Plan will be assumed by HSB Group and, except as follows, will not be changed as a result of the Share Exchange. The options and rights to acquire Company Common Stock under such plans which are outstanding at, and immediately prior to, the Effective Time will be converted into options or rights to acquire the same number of shares of HSB Group Common Stock at the same price per share and on the same terms and conditions as in effect immediately prior to the Share Exchange, and any restricted shares awarded under such plans as to which the restrictions have not lapsed as of the Effective Time of the Share

Exchange, will be converted into the same number of shares of HSB Group Common Stock carrying identical restrictions. Any future options, rights or restricted shares awarded under such plans will be for shares of HSB Group Common Stock.

         At  the  Effective  Time,  the  Company  Retirement  Plan,  the  Excess
Retirement Plan, the Thrift Incentive Plan, the Supplemental Thrift Plan, the Leveraged Employee Stock Ownership Plan, the Long-Term and Short-Term Incentive Plans, the Directors Stock and Deferred Compensation Plan, the Service Award Plan, employment agreements and related trust agreement, and all other employee benefit plans or programs of the Company, will be assumed by HSB Group. These plans, agreements and programs will remain in effect in accordance with their terms and, except as follows, will not be changed as a result of the Share Exchange. It is expected that certain of such plans, agreements and programs will be amended, where appropriate, to provide for participation by certain employees of HSB Group, and that other technical and conforming amendments will be made, including changing references in such plans, agreements and programs, from Company Common Stock to HSB Group Common Stock, to reflect the new corporate structure resulting from the Restructuring.


         Approval of the Share Exchange by the Company's stockholders will constitute approval, if and to the extent such approval may be required, of the assumption of, and amendment to, the plans, agreements and programs identified or otherwise referred to in this section.


Automatic Dividend Reinvestment Plan (DRP) and Payroll Investment Plan (PIP)
----------------------------------------------------------------------------


         Assuming the Share Exchange is approved, HSB Group expects to adopt and maintain a DRP and PIP substantially similar to the Company's DRP and PIP so that holders of HSB Group Common Stock may, if they so elect, reinvest cash dividends and certain voluntary cash amounts (or payroll deductions in the case of the PIP) in shares of HSB Group Common Stock. It is expected that the Company's DRP and PIP will terminate and that HSB Group's DRP and PIP will become effective at the Effective Time of the Share Exchange. If the Company declares a cash dividend before the Effective Time which is payable after the Effective Time, such dividends paid to participants in HSB Group's DRP or PIP will be reinvested in shares of HSB Group Common Stock.


Trading of HSB Group Common Stock
---------------------------------


         HSB Group will apply to have HSB Group Common Stock listed on the New York Stock Exchange. If the Share Exchange is approved, it is anticipated that the shares of HSB Group Common Stock received by the holders of Company Common Stock will be so listed, under the trading symbol HSB, as of the Effective Time of the Share Exchange. As a result, it is anticipated that the holders of Company Common Stock will be able to trade their shares without interruption.


Transfer and Dividend Disbursement Agent; Exchange of Stock Certificates
------------------------------------------------------------------------

         HSB Group has appointed The First National Bank of Boston, P.O. Box 644, Boston Massachusetts 02102-0644, as its transfer and dividend disbursing agent.


         If the Share Exchange is approved and consummated, it will not be necessary for holders of Company Common Stock to surrender their stock certificates for new certificates representing their HSB Group Common Stock. Certificates formerly representing shares of Company Common Stock will be replaced by certificates representing HSB Group Common Stock only when such certificates are submitted to HSB Group's transfer agent with a request that such certificates be so replaced or when such certificates are presented for transfer.


Dissenters' Appraisal Rights
----------------------------

         The Company's stockholders have the right, under Sections 33-855 to 33-872, inclusive, of the CBCA to elect to object to the Share Exchange and demand payment for the "fair value" (as defined in Section 33-855 of the CBCA) of their Company Common Stock in accordance with the provisions of Section 33-863 of the CBCA.

         Stockholders of the Company who object to the Share Exchange will be entitled, if the Share Exchange is consummated, to receive a cash payment equal to the fair value of their shares. Fair value is to be determined as of the day prior to the Effective Date of the Share Exchange.

         The following is a summary of the procedures to be followed under Sections 33-860 through 33-868 of the CBCA, the text of which is attached to this Prospectus and Proxy Statement as Appendix B and which is incorporated herein by reference. This summary does not purport to be a complete statement of such provisions of the CBCA and is qualified in its entirety by reference to Sections 33-855 through 33-872, inclusive, of the CBCA.

         To be entitled to the cash payment, a stockholder who objects to the Share Exchange and wishes to assert dissenters' rights must satisfy the following conditions: i) the stockholder must deliver written notice to the Company before the vote is taken of his or her intent to demand payment for his or her shares if the proposed action is effectuated; and ii) the stockholder must not vote his or her shares in favor of the Share Exchange.

         If the Share Exchange is approved by the Company's stockholders at the June 23, 1997 Special Meeting, written notice (a "Dissenters' Notice") will be sent to all stockholders who satisfied the conditions described in the preceding paragraph. Such notice will be sent no later than ten days after the date the Share Exchange is approved and shall: i) state where the payment demand must be sent and where and when certificates must be deposited; ii) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received; iii) supply a form for demanding payment that includes the date of the first announcement to news media or stockholders of the terms of the Share Exchange and requires that the person asserting dissenters' rights certify whether or not he or she acquired beneficial ownership of the shares before that date; iv) set a date by which the corporation must receive the payment demand, which date may not be less than thirty nor more than sixty days after the date the Dissenters' Notice is delivered in accordance with this paragraph.

         A stockholder who is sent a Dissenters' Notice must demand payment, certify whether he or she acquired beneficial ownership of the shares before the date of the first announcement to news media or stockholders of the terms of the Share Exchange, and deposit his or her certificates in accordance with the terms of the Dissenters' Notice. The stockholder who demands payment and deposits his or her share certificates as described above retains all other rights of a stockholder until these rights are canceled or modified by the Share Exchange. A stockholder who does not demand payment or deposit his or her share certificates where required, each by the date set in the Dissenters' Notice, is not entitled to payment for his or her shares under Sections 33-855 to 33-872, inclusive of the CBCA.

         As soon as the Share Exchange is effected, or upon receipt of a payment demand (provided that the Company determines that the stockholder has met the beneficial ownership requirements outlined above), the Company shall pay to each stockholder who complied with the conditions described above an amount which the Company estimates to be the fair value of the shares, plus accrued interest. The payment shall be accompanied by: i) the Company's balance sheet as of December 31, 1996, an income statement for 1996, a statement of changes in stockholders' equity for 1996 and the latest available interim financial statements, if any;
ii) a statement of the Company's estimate of the fair value of the shares; iii) an explanation of how the interest was calculated; and iv) a statement of the stockholder's right to demand payment and a copy of Sections 33-855 to 33-872 of the CBCA.

         If the Company does not effect the Share Exchange within sixty days after the date set for demanding payment and depositing share certificates, the Company shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares. If after returning deposited certificates and releasing transfer restrictions, the Company effectuates the Share Exchange, it must send a new Dissenters' Notice and repeat the payment demand procedure.

         If the Company elects to withhold payment from a stockholder because he or she was not the beneficial owner of the shares before the date set forth in the Dissenters' Notice, the Company shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenting stockholder who agrees to accept it. The Company must send with the offer an explanation of the estimate of fair value of the shares, an explanation of how interest was calculated and a statement of the stockholder's right to demand payment.

         If a dissenting stockholder does not agree with the Company's offer, the stockholder must notify the Company of its own estimate of the value of the shares within thirty days of the Company's offer.

         If demand for payment remains unsettled, the Company may commence a court appraisal proceeding within sixty days after the payment demand is made. If the Company does not commence the proceeding within the sixty-day period, it must pay each dissenting stockholder whose demand remains unsettled the amount such stockholder demanded.

         Costs and expenses of any such proceeding will be determined by the court and will be assessed against the Company if it failed to comply with the requirements of Sections 33-860 to 33-868, inclusive, of the CBCA and can also be assessed against either party if it is determined that such party acted in an arbitrary or vexatious manner or not in good faith. If the court finds that the services of counsel for any dissenting stockholder were of substantial benefit to other similar dissenting stockholders, and that the fees for those services should not be assessed against the Company, the court may award to these counsel reasonable fees to be paid out of the amounts awarded to the dissenting stockholders who were benefited.

         A stockholder's failure to vote on the Share Exchange will not constitute a waiver of his or her dissenters' rights under Sections 33-855 to 33-872, inclusive of the CBCA. However, a vote in favor of the Share Exchange will constitute a waiver of this right, and a vote against the Share Exchange itself will not satisfy the requirements with respect to written objection and written demand or the other requirements summarized above of the CBCA necessary to perfect dissenters' appraisal rights.

         Failure by a stockholder to follow the steps required by Sections 33-855 to 33-872, inclusive, of the CBCA for perfecting dissenters' appraisal rights will result in the loss of those rights. An objecting stockholder who does not perfect his or her right to appraisal through compliance with the CBCA will have the rights specified in the Agreement and Plan of Share Exchange.

         All written communications from stockholders with respect to the exercise of appraisal rights should be mailed to The Hartford Steam Boiler Inspection and Insurance Company, One State Street, P.O. Box 5024, Hartford, CT 06102-5024; Attention:
Corporate Secretary.

         In view of the complexities of the foregoing provisions of the CBCA, Company stockholders who are considering pursuing dissenters' appraisal rights may wish to consult legal counsel.

Financial Statements
--------------------


         Complete pro forma and comparative financial information regarding the Company and its consolidated subsidiaries giving effect to the Share Exchange has not been included herein because immediately following the effective time of the Share Exchange, the consolidated financial statements for HSB Group will be substantially the same as the consolidated financial statements of the Company immediately prior to the Share Exchange. Had the Share Exchange taken place at March 31, 1997, consolidated equity for HSB Group shareholders would have been $x million.


Dividends and Market Price Ranges
---------------------------------

         The following table sets forth the high and low prices of Company Common Stock for the periods indicated. The table also sets forth dividends declared on Company Common Stock for such periods.
                                                        Dividends Per Share
Calendar Year                        High    Low        of Common Stock
-----------------------------------------------------------------------


1995 First Quarter                  $43 3/4 $39 1/4     $.55
         Second Quarter              45 7/8  41 5/8      .55
         Third Quarter               49 3/8  42 5/8      .57
         Fourth Quarter              50 3/8  45 3/8      .57

1996 First Quarter                  $52 1/2 $48         $.57
         Second Quarter              50 3/4  46          .57
         Third Quarter               49      43 1/4      .57
         Fourth Quarter              47 1/8  42 3/4      .57

1997 First Quarter                  $47 5/8 $44 5/8     $.57
         Second Quarter (through
         May __, 1997)              _______ _______       __

         On December 30, 1996, General Reinsurance Corporation exchanged its 2,000 shares of Series A Cumulative Preferred Stock of EIG, Co., the Company's wholly owned subsidiary, for 2,000 shares of Company Preferred Stock. On January 27, 1997, the Company's Board declared a dividend in the amount of $54.17 per share on such shares which was paid on January 31, 1997. On March 24, 1997 the Board declared the regular quarterly dividend of $162.50 per share on Company Preferred Stock payable on April 30, 1997.

     The last reported sales price of Company Common Stock on the New York Stock Exchange on May x, 1997 was $x per share. The last reported sales price of Company Common Stock on the Record Date was $x per share. At the Record Date, the x outstanding shares of Company Common Stock were held by x stockholders of record.


Legal Opinions
--------------


         Certain legal matters relating to the issuance of HSB Group Common Stock and HSB Group Preferred Stock will be passed upon by Robert C. Walker, Senior Vice President and General Counsel of the Company.


Experts
-------


         The consolidated financial statements incorporated in this Prospectus and Proxy Statement by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been so incorporated in reliance on the report of Coopers & Lybrand L.L.P., independent public accountants, given on the authority of said firm as experts in auditing and accounting.


Stockholder Vote Required for Approval
--------------------------------------

         Approval of the Share Exchange requires the approval of two-thirds of all outstanding shares of Company Common Stock and Company Preferred Stock voting together as a single class.

        The Board of Directors unanimously recommends a vote FOR the proposal to approve the Share Exchange.


                       DEADLINE FOR STOCKHOLDER PROPOSALS


        As currently contemplated, the Share Exchange, if approved, will be effectuated in the third quarter of 1997. Therefore, it is expected that HSB Group will be conducting the 1998 Annual Meeting of Stockholders. Stockholders who wish to submit written proposals for possible inclusion in the proxy statement prepared in connection with such meeting must make certain that they are received no later than October 30, 1997. Proposals should be sent to the Corporate Secretary, HSB Group, Inc., One State Street, P.O. Box 5024, Hartford, Connecticut 06102-5024.


                                  OTHER MATTERS


        Representatives of the Company's independent public accountants, Coopers & Lybrand L.L.P., will be present at the Special Meeting to make a statement if they wish to do so, and will be available to respond to appropriate questions raised by stockholders.

        The Company reserves the right to adjourn the Special Meeting one or more times and to continue to solicit proxies, if insufficient affirmative votes are present in person or by proxy to approve the Share Exchange.

        The Company's annual report on Form 10-K for the year ended December 31, 1996 and quarterly report on Form 10-Q for the quarter ended March 31, 1997, which have been filed with the Securities and Exchange Commission, are incorporated by reference in this Prospectus and Proxy Statement. These reports contain information about the Company and its subsidiaries and their consolidated operations and financial condition. These reports, except for exhibits, will be furnished without charge to stockholders upon written request to the Corporate Secretary, The Hartford Steam Boiler Inspection and Insurance Company, P.O. Box 5024, One State Street, Hartford Connecticut, 06102-5024.

                      By Order of the Board of Directors,

                      /s/ R. K. Price
                      R. K. PRICE
                      Corporate Secretary

                                                      Printed on recycled paper

                                                                    Appendix A

                      AGREEMENT AND PLAN OF SHARE EXCHANGE
                                       OF
           THE HARTFORD STEAM BOILER INSPECTION AND INSURANCE COMPANY

                                       AND
                                 HSB GROUP, INC.


     This Agreement and Plan of Share Exchange (the "Agreement" or "Plan of Exchange") is dated and executed as of the 19th day of March, 1997, by and between THE HARTFORD STEAM BOILER INSPECTION AND INSURANCE COMPANY, a
Connecticut corporation (the "Insurance Company"), and HSB GROUP, INC., a Connecticut corporation (the "Holding Company").

         1.       The name of the Insurance Company is The Hartford
                  Steam Boiler Inspection and Insurance Company, a Connecticut corporation, and the name of the Holding Company is HSB Group, Inc., a Connecticut Corporation.


         2.       The designation and number of authorized and
                  outstanding shares of the Holding Company are: 18,000 shares of common stock (the "Holding Company Common Shares"), each of which is entitled to one vote and 100 shares of which are issued and outstanding and 2,000 authorized preferred shares, none of which are issued and outstanding. Immediately prior to the Effective Time (as hereinafter defined), the designation and number of authorized shares of the Holding Company will be: (a) 50,000,000 Holding Company Common Shares, each of which will have attached thereto a Right (as defined below); and (b) 500,000 shares of preferred stock, no par value (the "Holding Company Preferred Shares"), of which (i) 250,000 will be designated as Series A Junior Participating Preferred Shares(the "Holding Company Junior Preferred Shares"), each of which will be entitled to 200 votes, voting together with the Holding Company Common Shares, and (ii) 2,000 will be designated as Series B Convertible

                    Preferred Shares (the "Holding Company Convertible Shares"), each of which will be entitled to 199 votes, voting together with the Holding Company Common Shares, and with respect to certain matters voting as a separate class.

                    The designation and number of authorized and outstanding shares of the Insurance Company are: (a) 50,000,000 shares of common stock, no par value (the "Insurance Company Common Shares"), each of which is entitled to one vote, 20,043,608 shares of which were, as of March 19, 1997, issued and outstanding and 29,956,392 shares of which were, as of March 19, 1997, held as authorized and unissued shares of the Insurance Company, and which in each case have attached thereto a Right; and (b) 500,000 authorized preferred shares, no par value (the "Insurance Company Preferred Shares"), of which (i) 250,000 are designated Series A Junior Participating Preferred Shares (the "Insurance Company Junior Preferred Shares"),each of which is entitled to 200 votes, voting together with the Insurance Company Common Shares, and none of which is outstanding, and (ii) 2,000 shares are designated as Series B Convertible Preferred Shares (the "Insurance Company Convertible Preferred Shares"), each of which is entitled to 199 votes, voting together with the Insurance Company Common Shares, and with respect to certain matters voting as a separate class, and all of which were, as of March 19, 1997, issued and outstanding.

                    For adoption and approval, this Plan of Exchange shall require the approval of two-thirds of all outstanding Insurance Company Common Shares and Insurance Company Convertible Preferred Shares voting together as a single class.


         3. Upon the time of filing of a Certificate of Exchange in connection with the share exchange contemplated hereby (the "Share Exchange") with the Secretary of State of the State of Connecticut (the "Effective Time"):

                    (a) each outstanding Insurance Company Common

                    Share (and associated Right) and each outstanding Insurance Company Convertible Preferred Share shall by operation of law and without further action be exchanged for one Holding Company Common Share (and associated Right) and one Holding Company Convertible Preferred Share, respectively, subject to dissenting stockholders' rights under Sections 33-855 to 33-872, inclusive of the Connecticut Business Corporation Act (the "CBCA"); and

                    (b) each Holding Company Common Share outstanding immediately prior to the Effective Time shall be canceled and shall be restored to the status of an authorized but unissued Holding Company Common Share;


                  so that, immediately after the Effective Time, all of the outstanding Insurance Company Common Shares and Insurance
                  Company Convertible Preferred Shares will be held by the Holding Company, and all of the outstanding Holding Company Common Shares and Holding Company Convertible Preferred Shares will be held by the owners of the Insurance Company Common Shares and Insurance Company Convertible Preferred Shares, respectively, that were outstanding immediately prior to the Effective Time.


         4.       By the Holding Company's having executed this
                  Agreement and by the subsequent consummation of the transactions enumerated herein, the Holding Company shall be deemed to have approved the following plans of the Insurance Company (collectively, the "Plans"): the 1985 and 1995 Stock Option Plans; the Retirement Plan; the Excess Retirement Plan; the Thrift Incentive Plan; the Leveraged Employee Stock Ownership Plan; the Long-Term and Short-Term Incentive Plans; the Directors Stock and Deferred Compensation Plan; the
                  Service Award Plan; employment agreements; and all other employee benefit plans or programs of the Insurance Company; and, by virtue of the Share Exchange and without any action on the part of the participants in the Plans, each Insurance Company

                  Common Share and each option, unit or right then issued and outstanding under the Plans shall be converted into an equivalent number of shares, options, units or rights, respectively, of Holding Company Common Shares, at the same per share price, if applicable, and upon the same terms and subject to the same conditions as applicable immediately prior to the Effective Time to the relevant share, option, unit or right, and any restricted shares awarded under such Plans as to which the restrictions have not lapsed as of the Effective Time of the Share Exchange, will be converted into the same number of Holding Company Common Shares carrying identical restrictions.

                  To the extent deemed necessary or appropriate, Holding Company and Insurance Company shall make appropriate amendments to the Plans to reflect the adoption thereof as the Plans of Holding Company without adverse effect upon any of the options and shares outstanding under the Plans.

         5.       At the Effective Time, the Holding Company will
                  assume the Insurance Company's rights and obligations pursuant to the Rights Agreement, dated as of November 28, 1988 between the Insurance Company and The First National Bank of Boston, as Rights Agent (the "Rights Agreement"), and by virtue of the Share Exchange, and without any action on the part of the holder thereof, each right (a "Right") to purchase Insurance Company Junior Preferred Shares and to otherwise exercise options, rights and privileges, issued pursuant to the Rights Agreement shall be converted into and become a right to purchase an equivalent number or amount of Holding Company Junior Preferred Shares, at the same exercise price, and upon the same terms and subject to the same conditions, as applicable immediately prior to the Effective Time and to otherwise exercise options, rights and other privileges pursuant to the Rights Agreement. The Holding Company will reserve, for purposes of issuance pursuant to the Rights Agreement, a number of Holding Company Junior Preferred Shares equivalent to the number of Insurance Company Junior Preferred Shares reserved by the Insurance

                  Company for such  purposes
                  immediately prior to the Effective Time.

         6.       At the Effective Time, each certificate evidencing
                  ownership of Insurance Company Common Shares (and associated Rights) and Insurance Company Convertible Preferred Shares outstanding at the Effective Time shall automatically, and without any action by the holder thereof, be deemed to evidence, an equivalent number of Holding Company Common Shares (and associated Rights) or Holding Company Convertible Preferred Shares, respectively, subject to dissenting stockholders' rights under Sections 33-855 to 33-872, inclusive, of the CBCA.


        7. At the Effective Time, the board of directors and executive officers of the Insurance Company shall become the board of directors and executive officers of the Holding Company. The executive officers of the Holding Company shall be identified as follows: Gordon W. Kreh, President and Chief Executive Officer; Saul L. Basch, Senior Vice President, Treasurer and Chief Financial Officer; Michael L. Downs, Senior Vice President; John J. Kelley, Senior Vice President; William A. Kerr, Senior Vice President; R. Kevin Price, Senior Vice President and Corporate Secretary; William Stockdale, Senior Vice President; and Robert C. Walker, Senior Vice President and General Counsel.


        8. Immediately prior to, and at, the Effective Time, the articles of incorporation of the Holding Company shall be as set forth in Exhibit A to this Agreement.

         9.       The Plan of Exchange shall be conditioned upon:

                    (a) receipt of the requisite vote of stockholders of the Insurance Company pursuant to Section 33-817 of the CBCA;

                    (b) approval or exemption of the insurance regulatory authorities in Connecticut, Texas, the

                    United Kingdom and Hong Kong, or any other consents, approvals or exemptions necessary or appropriate for the consummation of the Share Exchange, in form and substance satisfactory to the Insurance Company and the Holding Company;

                    (c) the effectiveness of a Registration Statement under the Securities Act of 1933 relating to the common stock of Holding Company to be issued or reserved for issuance in connection with the Share Exchange;

                    (d) authorization for listing, subject to official notice of
                    issuance,   of  the  Holding   Company  Common  Shares  (and
                    associated Rights) on the New York Stock Exchange, Inc.;

                    (e) receipt of an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, tax counsel for the Insurance Company, regarding certain federal income tax consequences of the Share Exchange;

                    (f) receipt of an opinion of counsel as to the legality of the Holding Company Common Shares and Holding Company Convertible Preferred Shares issuable in connection with the Share Exchange; and

                    (g) the absence of any injunction prohibiting or restricting in any manner the Share Exchange or the operation of the Holding Company, the Insurance Company or any of their subsidiaries after consummation of such Share Exchange.

         10. At any time before or after the adoption of this Agreement by the stockholders of the Insurance Company, this Agreement may be amended or modified or certain of its conditions waived by the boards of directors of the Holding Company and the Insurance Company or authorized committees of such boards; provided that no such amendment, modification or waiver may affect the rights of any stockholder of the Insurance Company in any manner that is materially adverse to such stockholder in the judgment of the board of directors of the Insurance Company. The Plan of Exchange may be abandoned by either the Insurance Company or the Holding Company, notwithstanding the approval of the Plan of Exchange by the stockholders of the Insurance Company, at any time prior to the Effective Time, if for any reason the board of directors of either of such corporations determines that it is inadvisable to proceed with the Plan of Exchange, including without limitation, giving consideration to the number of shares for which dissenting stockholders' rights pursuant to Sections 33-855 to 33-872, inclusive, of the CBCA have been exercised and the cost to the Insurance Company thereof.

         11. The Insurance Company and the Holding Company, respectively, shall take all such action as may be necessary or appropriate in order to effectuate the Share Exchange and the other transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the officers and directors of each of the Holding Company and the Insurance Company, as of the Effective Time, shall take such further action.

                                            THE HARTFORD STEAM BOILER
                                            INSPECTION AND INSURANCE COMPANY
                                            a Connecticut corporation


                                            By:  ______________________________
                                            Its:


                                            HSB GROUP, INC.
                                            a Connecticut corporation
                                            By:  ______________________________
                                            Its: ______________________________

                                                                    Appendix B

                     CONNECTICUT GENERAL STATUTES ANNOTATED
                             TITLE 33. CORPORATIONS
                       CHAPTER 601. BUSINESS CORPORATIONS
                          PART XIII. DISSENTERS' RIGHTS
               (A) RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

ss. 33-855. Definitions

 As used in sections 33-855 to 33-872, inclusive:

 (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

 (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 33-856 and who exercises that right when and in the manner required by sections 33-860 to 33-868, inclusive.

 (3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

 (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

 (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

 (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

 (7) "Shareholder" means the record shareholder or the beneficial shareholder.

ss. 33-856. Right to dissent

 (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

 (1) Consummation of a plan of merger to which the corporation is a party (A) if shareholder approval is required for the merger by section 33-817 or the certificate of incorporation and the shareholder is entitled to vote on the merger or (B) if the corporation is a subsidiary that is merged with its parent under section 33-818;

 (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

 (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

 (4) An amendment of the certificate of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it: (A) Alters or abolishes a preferential right of the shares; (B) creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares; (C) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (D) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or (E) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 33-668; or

 (5) Any corporate action taken pursuant to a shareholder vote to the extent the certificate of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

 (b) Where the right to be paid the value of shares is made available to a shareholder by this section, such remedy shall be his exclusive remedy as holder of such shares against the corporate transactions described in this section, whether or not he proceeds as provided in sections 33-855 to 33-872, inclusive.

ss. 33-857. Dissent by nominees and beneficial owners

 (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

 (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if: (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and (2) he does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

ss.ss. 33-858, 33-859. Reserved for future use

                (B) PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

ss. 33-860. Notice of dissenters' rights

(a) If proposed corporate action creating dissenters' rights under section 33-856 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under sections 33-855 to 33-872, inclusive, and be accompanied by a copy of said sections.

 (b) If corporate action creating dissenters' rights under section 33-856 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in section 33-862.

ss. 33-861. Notice of intent to demand payment

 (a) If proposed corporate action creating dissenters' rights under section 33-856 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (1) shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (2) shall not vote his shares in favor of the proposed action.

 (b) A shareholder who does not satisfy the requirements of subsection (a) of this section is not entitled to payment for his shares under sections 33-855 to 33-872, inclusive.

ss. 33-862. Dissenters' notice

 (a) If proposed corporate action creating dissenters' rights under section 33-856 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 33-861.

 (b) The dissenters' notice shall be sent no later than ten days after the corporate action was taken and shall:

 (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

 (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

 (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

 (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the subsection (a) of this section notice is delivered; and

 (5) Be accompanied by a copy of sections 33-855 to 33-872, inclusive.

ss. 33-863. Duty to demand payment

    (a) A shareholder sent a dissenters' notice described in section 33-862 must demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to subdivision (3) of subsection (b) of said section and deposit his certificates in accordance with the terms of the notice.

 (b) The shareholder who demands payment and deposits his share certificates under subsection (a) of this section retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

 (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under sections 33-855 to 33-872, inclusive.

ss. 33-864. Share restrictions

   (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 33-866.

 (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

ss. 33-865. Payment

 (a) Except as provided in section 33-867, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with section 33-863 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

 (b) The payment shall be accompanied by: (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any; (2) a statement of the corporation's estimate of the fair value of the shares; (3) an explanation of how the interest was calculated; (4) a statement of the dissenter's right to demand payment under section 33- 860; and (5) a copy of sections 33-855 to 33-872, inclusive.

ss. 33-866. Failure to take action

 (a) If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

 (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under section 33-862 and repeat the payment demand procedure.

ss. 33-867. After-acquired shares

 (a) A corporation may elect to withhold payment required by section 33-865 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

 (b) To the extent the corporation  elects to withhold  payment under subsection
(a) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenter's right to demand payment under section 33-868.

ss. 33-868. Procedure if shareholder dissatisfied with payment or offer

 (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate, less any payment under section 33-865, or reject the corporation's offer under section 33-867 and demand payment of the fair value of his shares and interest due, if:

 (1) The dissenter believes that the amount paid under section 33-865 or offered under section 33-867 is less than the fair value of his shares or that the interest due is incorrectly calculated;

(2) The corporation fails to make payment under section 33-865 within sixty days after the date set for demanding payment; or

 (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

 (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (a) of this section within thirty days after the corporation made or offered payment for his shares.

ss.ss. 33-869, 33-870. Reserved for future use

                        (C) JUDICIAL APPRAISAL OF SHARES

ss. 33-871. Court action

 (a) If a demand for payment under section 33-868 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

 (b) The corporation shall commence the proceeding in the superior court for the judicial district where a corporation's principal office or, if none in this state, its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the superior court for the judicial district where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

 (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

 (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

 (e) Each dissenter made a party to the proceeding is entitled to judgment (1) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation, or (2) for the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under section 33-867.

ss. 33-872. Court costs and counsel fees

 (a) The court in an appraisal proceeding commenced under section 33-871 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under section 33-868.

 (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable: (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 33-860 to 33-868, inclusive; or (2) against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by sections 33-855 to 33-872, inclusive.

 (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                                                    Appendix C

                              Amended and Restated

                            ARTICLES OF INCORPORATION

                                       of

                                 HSB GROUP, INC.

                          Effective as of _______, 1997

                              Hartford, Connecticut

                            ARTICLES OF INCORPORATION
                                       of
                                 HSB GROUP, INC.

Article I

The name of the Corporation is HSB Group, Inc.

Article II

The address of the registered office of the Corporation is One State Street, Hartford, Connecticut, 06102-5024. The name of the registered agent at that address is R. Kevin Price.

Article III

The nature of the business to be transacted, and the purposes to be promoted or carried out by the Corporation, are to engage in any lawful act or activity for which corporations may be formed under the Connecticut Business Corporation Act or any successor statute thereto.

Article IV

A. The authorized number of shares, which may be increased from time to time when and if authorized by the shareholders shall consist of 50,000,000 shares of common stock and 500,000 shares of preferred stock, of which 250,000 shares have been designated as "Series A Junior Participating
     Preferred Stock" and 2,000 shares have been designated as "Series B Convertible Preferred Stock".


B. The Board of Directors is authorized to fix and determine the terms, limitations and relative rights and preferences of the preferred stock including, without limitation, any voting rights thereof, to divide and issue the preferred stock in series, to fix and determine the variations among series to the extent permitted by law and to provide that shares of the preferred stock, or any series thereof, may be convertible into the same or a different number of shares of common stock. No shareholder shall have any preemptive right to purchase or subscribe to any shares of any class of stock of the Corporation, whether now or hereafter authorized, or to any securities convertible into shares of any class of stock of the Corporation.


C. The designations, voting powers, preferences and relative, participating, optional and other special rights of the Series A Junior Participating Preferred Stock, and the qualifications, limitations or restrictions thereof are as follows:

     1.  Designation and Amount.

        The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" and the number of shares constituting such series shall be 250,000.

     2.  Dividends and Distributions.

     (a) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last business day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date ), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $12.00 or (b) subject to the provision for adjustment hereinafter set forth, 200 times the aggregate per share amount of all cash dividends, and 200 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, without par value, of the

          Corporation   (the  "Common  Stock")  since  the
          immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after November 28, 1988 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (b) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in Paragraph 2.(a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $12.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred stock unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     3. Voting Rights.

     The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

     (a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 200 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common stock payable in shares of Common Stock (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of
          Series  A  Junior   Participating   Preferred   Stock
          were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (b) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

     (c) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

          (ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3.(c). or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

          (iii)Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any shareholder or shareholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph 3(c)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph 3(c)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the shareholders.

          (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period and (y) any vacancy in the Board of Directors may (except as provided in paragraph 3(c)(ii) of this Section) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph 3.(c) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

          (v) Immediately upon the expiration of a default period,(x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate and (z) the number of Directors shall be such number as may be provided for in the certificate of incorporation or bylaws irrespective of any increase made pursuant to the provisions of paragraph 3(c)(ii) (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or bylaws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

     (d) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     4. Certain Restrictions.

        (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

              (i) declare or pay dividends on, make any other  distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

              (ii)declare or pay  dividends  on or make any other  distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

             (iii)redeem or purchase  or  otherwise  acquire  for  consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock;

           (iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior
                 Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

       (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     5.  Reacquired Shares.

         Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

    6.  Liquidation, Dissolution or Winding Up.

     (a) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $200 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 200 (as appropriately adjusted as set forth in paragraph 6(c) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common

          Stock, on a per share basis, respectively.

       (b) In the event, however that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment then such remaining assets shall be distributed ratably to the holders of Common Stock.

       (c) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

    7.  Consolidation, Merger, etc.

        In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 200 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

    8.  Optional Redemption.

     (a) The Corporation shall have the option to redeem the whole or any part of the Series A Junior Participating Preferred Stock at any time at a redemption price equal to, subject to the provision for adjustment hereinafter set forth, 200 times the "current per share market price" of the Common Stock on the date of the mailing of the notice of redemption, together with unpaid accumulated dividends to the date of such redemption. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares or (iv) issue any shares by reclassification of its shares of Common Stock, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock shall be otherwise entitled immediately prior to such event under the immediately preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that shall have been outstanding immediately prior to such event. The

          "current per share market price" on any date shall be deemed to be the average of the closing prices per share of such Common Stock for the 10 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date. The closing price for each day shall be the last sale price, regular way, or, in case no such sale shall take place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock shall not be listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Common Stock shall not be listed or admitted to trading or, if the Common Stock shall not be listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use or, if on any such date the Common Stock shall not be quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Corporation. If on such date no such market maker shall be making a market in the Common Stock, the fair value of the Common Stock on such date as determined in good faith by the Board of Directors of the Corporation shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock shall be listed or admitted to trading shall be open for the transaction of business or, if the Common Stock shall not be listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of New York shall not be authorized or obligated by law or executive order to close.

     (b) Notice of any such redemption shall be given by mailing to the holders of the Series A Junior Participating Preferred Stock a notice of such redemption, first class postage prepaid, not later than the thirtieth day and not earlier than the sixtieth-day before the date fixed for redemption, at their last address as the same shall appear upon the books of the Corporation. Any notice which shall be mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder shall have received such notice, and failure duly to give such notice by mail, or any defect in such notice, to any holder of Series A Junior Participating Preferred Stock shall not affect the validity of the proceedings for the redemption of such Series A Junior Participating Preferred Stock.

     (c) If less than all the outstanding shares of the Series A Junior Participating Preferred Stock are to be redeemed by the Corporation, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata or in such fair and equitable other manner as may be prescribed by resolution of the Board of Directors.

     (d) The notice of redemption to each holder of Series A Junior Participating Preferred Stock shall specify (a) the number of shares of Series A Junior Participating Preferred Stock of such holder to be redeemed, (b) the date fixed for redemption, (c) the redemption price and (d) the place of payment of the redemption price.

     (e) If any such notice of redemption shall have been duly given or if the corporation shall have given to the bank or trust company hereinafter referred to irrevocable written authorization promptly to give or complete such notice, and if on or before the redemption date specified therein the funds necessary for such redemption shall have been deposited by the Corporation with the bank or trust company designated in such notice, doing business in the United States of America and having a capital, surplus and undivided profits aggregating at least $25,000,000 according to its last published statement of condition, in trust for the benefit of the holders of Series A Junior Participating Preferred Stock called for redemption, then, notwithstanding that any certificate for such shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit all such shares called for redemption shall no longer be deemed outstanding, all rights with respect to such shares shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith cease and terminate, except the right of the holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest, the right to exercise, up to the close of business on the fifth day before the date fixed for redemption, all privileges of conversion or exchange if any. In case less than all the shares represented by any surrendered certificate shall be redeemed, a new certificate shall be issued representing the unredeemed shares Any interest accrued on such funds so deposited shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of six years from such redemption date shall be repaid to the Corporation, after which the holders of shares of Series A Junior Participating Preferred Stock called for redemption shall look only to the Corporation for payment thereof; provided, however, that any funds so deposited which shall not be required for redemption because of the exercise of any privilege of conversion or exchange subsequent to the date of deposit shall be repaid to the Corporation forthwith.

     9.  Ranking.

         The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's

          Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

    10.  Amendment.

         The Articles of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

D. The designations, voting powers, preferences and relative, participating, optional and other special rights of the Series B Convertible Preferred Stock, and the qualifications, limitations or restrictions thereof are as follows:

     1.  Number of Shares and Designations.

         Two thousand (2,000) shares of the Preferred Stock, without par value, of the Corporation are constituted as a series thereof designated as Series B Convertible Preferred Stock (the "Series B Preferred Stock").

     2.  Definitions.

          For purposes of the Series B Preferred Stock, the following terms shall have the meanings indicated:

     (a) "Accrued Dividends" shall have the meaning set forth in Section 4(a) below.

     (b) "Articles of Incorporation" shall mean the Articles of Incorporation of the Corporation, as amended from time to time.

     (c) "Board of Directors" shall mean the board of directors of the Corporation or any committee authorized by such board of directors to perform any of its responsibilities with respect to the

          Series B Preferred Stock.

     (d) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

     (e)  "Call Event" shall mean the consummation of a transaction  pursuant to
          Section 2.2 of the Transaction Agreement.

     (f) "Common Stock" shall mean the common stock of the Corporation, without par value.

     (g) "Constituent Person" shall have the meaning set forth in Section 8(e) below.

     (h) "Conversion Price" shall mean the conversion price per share of Common Stock for which the Series B Preferred Stock is convertible, as such Conversion Price may be adjusted pursuant to Section 8 below. The initial conversion price will be $ 50.20.

     (i) "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted for trading on the New York Stock Exchange ("NYSE"), on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Board of Directors.

     (j) "Dividend Payment Date" shall mean the last business day of January, April, July and October in each year, commencing on the last business day of January, 1997, provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.

     (k) "Dividend Periods" shall mean quarterly dividend periods commencing on the last business day of January, April, July and October of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Issue Date and end on and include January 30, 1997).

     (l) "Fair Market Value" shall mean the average of the daily Current Market Prices of a share of Common Stock during the five (5) consecutive Trading Days selected by the Corporation commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. The term "'ex' date," when used with respect to any issuance or distribution, means the first day on which the Common Stock trades regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Current Market Price.

     (m) "Issue Date" shall mean the first date on which shares of Series B Preferred Stock are issued and sold.

     (n) "Junior Stock" shall mean the Common Stock, the Series A Preferred Stock and any other class or series of shares of the Corporation over which the Series B Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

     (o) "Liquidation Preference" shall have the meaning set forth in Section 4(a) below.

     (p) "non-electing share" shall have the meaning set forth in Section 8(e) below.

     (q) "Person" shall mean any individual, firm, partnership, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

     (r)  "Put Event" shall mean the  consummation of a transaction  pursuant to
          Section 2.3 of the Transaction Agreement.

     (s) "Redemption Date" shall have the meaning set forth in Section 5(b) below.

     (t) "Rights" shall mean the rights of the Corporation which are issuable under the Corporation's Rights Agreement dated as of November 28, 1988, and as amended from time to time, or rights to purchase any capital stock of the Corporation under any successor shareholder rights plan or plans adopted in replacement of the Corporation's Rights Agreement.

     (u) "Securities" shall have the meaning set forth in Section 8(d)(3) below.

     (v) "Series A Preferred Stock" shall mean the series of Preferred Stock of the Corporation, without par value, designated Series A Junior Participating Preferred Stock.

     (w) "Series B Preferred Stock" shall have the meaning set forth in Section 1 above.

     (x) "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class or series of Junior Stock or any class or series of stock ranking on a parity with the Series B Preferred Stock as to the payment of dividends are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series B Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

     (y)  "Stated Value" shall have the meaning set forth in Section 4(a) below.

     (z) "Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the National Market System of the NASDAQ, or if such securities are not quoted on such National Market System, in the applicable securities market in which the securities are traded.

     (aa) "Transaction" shall have the meaning set forth in Section D.8(e) hereof.

     (bb) "Transaction Agreement" shall mean that certain Transaction Agreement, dated as of December 30, 1994, by and among the Corporation and General Reinsurance Corporation.

     (cc) "Transfer Agent" means The First National Bank of

          Boston or such other agent or agents of the Corporation as may be designated by the Board of Directors as the transfer agent for the Series B Preferred Stock.

     3.  Dividends.

     (a) The holders of shares of the Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of assets legally available for that purpose, dividends payable in cash at the rate per annum of $650 per share of Series B Preferred Stock. Such dividends shall be cumulative from the Issue Date, whether or not in any Dividend Period or Periods there shall be assets of the Corporation legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board of Directors, in arrears on Dividend Payment Dates, commencing on January 31, 1997. Each such dividend shall be payable in arrears to the holders of record of shares of the Series B Preferred Stock, as they appear on the stock records of the Corporation at the close of business on such record dates, which shall not be more than 60 days nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board of Directors or a duly authorized committee thereof. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

     (b) The amount of dividends payable for each full Dividend Period for the Series B Preferred Stock shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series B Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of shares of Series B Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series B Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock that may be in arrears.

     (c) So long as any shares of the Series B Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any class or series of stock of the Corporation ranking, as to dividends and amounts distributable upon liquidation, dissolution or winding up, on a parity with the Series B Preferred Stock, for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series B Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of the dividend on such class or series of parity stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the Series B Preferred Stock and all dividends declared upon any other class or series of stock ranking on a parity as to dividends and amount distributable upon liquidation, dissolution or winding up shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series B Preferred Stock and accumulated and unpaid on such parity stock.

     (d) So long as any shares of the Series B Preferred Stock are outstanding, no dividends (other than (i) the Rights and (ii) dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Stock) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Stock, nor shall any Junior Stock or any series of stock of the Corporation ranking, as to dividends and amounts distributable upon liquidation, dissolution or winding up, on a parity with Series B Preferred Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Stock), unless in each case the full cumulative dividends on all outstanding shares of the Series B Preferred Stock and any other stock of the Corporation ranking on a parity with the Series B Preferred Stock, as to dividends and amounts distributable upon liquidation, dissolution or winding up shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series B Preferred Stock and all past dividend periods with respect to such parity stock.

     4.  Payments upon Liquidation.

     (a) In the event of any liquidation, dissolution or winding up of the Corporation before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Stock, the holders of the shares of Series B Preferred Stock shall be entitled to receive Ten Thousand Dollars ($10,000) per share of Series B Preferred Stock (the "Stated Value") plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon ("Accrued Dividends") to the date of final distribution to such holders (the "Liquidation Preference"); but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Series B Preferred Stock shall be insufficient to pay in full the Liquidation Preference, and the liquidation preference on all other shares of any class or series of stock ranking, as to dividends and amounts distributable upon liquidation, dissolution or winding up, on a parity with the Series B Preferred Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series B Preferred Stock and any such other parity stock ratably in accordance with the respective amounts that would be payable on such shares of Series B Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this
          Section 4, (i) a consolidation or merger of the Corporation with one or more corporations, or (ii) a sale or transfer of all or substantially all of the Corporation's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

     (b) Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to the Series B Preferred Stock as to dividends and amounts distributable upon liquidation, dissolution or winding up of the Corporation, after payment shall have been made to the holders of the Series B Preferred Stock, as and to the fullest extent provided in this Section 4, any other series or class or classes of Junior Stock shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series B Preferred Stock shall not be entitled to share therein.

     5.  Redemption at the Option of the Corporation.

        (a) The shares of Series B Preferred Stock shall be redeemable at the option of the Corporation by resolution of its Board of Directors, in whole (i) at any time on or after the fifth anniversary of the Issue Date or (ii) if on the date of a notice pursuant to Section 5(b) below, the Current Market Price of all Common Stock which would be issuable upon conversion of all of the 2,000 shares of Preferred Stock originally issued, as of any date within ten Business Days prior to such notice date, exceeded $22 million. In either case, such redemption shall be at the Stated Value, plus all dividends accrued and unpaid on the shares of Series B Preferred Stock up to the date fixed for the redemption, upon giving notice as provided hereinbelow.

        (b) At least 90 days prior to the date fixed for the redemption of shares of Series B Preferred Stock, a written notice shall be mailed in a postage prepaid envelope to each holder of record of the shares of Series B Preferred Stock to be redeemed, addressed to such holder at his post office address as shown on the records of the Corporation, notifying such holder of the election of the corporation to redeem such shares, stating the date fixed for redemption thereof (the "Redemption Date"), and calling upon such holder to surrender to the Corporation, on the Redemption Date at the place designated in such notice, his certificate or certificates representing the number of shares specified in such notice of redemption.

              On or after the Redemption Date, each holder of shares of Series B Preferred Stock to be redeemed shall present and surrender his certificate or certificates for such shares to the Corporation at the place designated in such notice and thereupon the redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In case less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

              From and after the Redemption Date (unless default shall be made by the Corporation in payment of the redemption price), all dividends on the shares of Series B Preferred Stock designated for redemption in such notice shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price of such shares (including all accrued and unpaid dividends up to the Redemption Date) upon the surrender of certificates representing the same, shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the books of the Corporation, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Corporation, prior to the Redemption Date, may deposit the redemption price (including all accrued and unpaid dividends up to the Redemption Date) of shares of Series B Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company (having a capital surplus and undivided profits aggregating not less than $50,000,000) in the Borough of Manhattan, City and State of New York, or in any other city in which the Corporation at the time shall maintain a transfer agency with respect to such shares, in which case the aforesaid notice to holders of shares of Series B Preferred Stock to be redeemed shall state the date of such deposit, shall specify the office of such bank or trust company as the place of payment of the redemption price, and shall call upon such holders to surrender the certificates representing such shares at such place on or after the date fixed in such redemption notice (which shall not be later than the Redemption Date) against payment of the redemption price (including all accrued and unpaid dividends up to the Redemption Date). Any interest accrued on such funds shall be paid to the Corporation from time to time. Any moneys so deposited which shall remain unclaimed by the holders of such shares of Series B Preferred Stock at the end of two years after the Redemption Date shall be returned by such bank or trust company to the Corporation.

              If a notice of redemption has been given pursuant to this Section 5 and any holder of shares of Series B Preferred Stock shall, prior to the close of business on the day preceding the Redemption Date, give written notice to the Corporation pursuant to Section 8 below of the conversion of any or all of the shares to be redeemed held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation, and any necessary transfer tax payment, as required by Section 8 below), then such redemption shall not become effective as to such shares to be converted, such conversion shall become effective as provided in Section 8 below, and any moneys set aside by the Corporation for the redemption of such shares of converted Series B Preferred Stock shall revert to the general funds of the Corporation.

     6.  Redemption at the Option of the Holder.

         The Corporation, when requested to do so in writing by a holder of Series B Preferred Stock at any time after the earlier of (i) the eighth anniversary of an Issue Date pursuant to a Call Event or (ii) the fifth anniversary of an Issue Date pursuant to a Put Event, shall purchase or redeem the share or shares of Series B Preferred Stock identified by such holder, such purchase or redemption to occur on a date not more than thirty days after receipt by the Corporation of such request, at the Stated Value of the share or shares to be purchased or redeemed, plus all dividends accrued and unpaid on such share or shares up to the date of such purchase or redemption.

     7.  Shares to Be Retired.

         All shares of Series B Preferred Stock which shall have been issued and reacquired in any manner by the Corporation (excluding, until the Corporation elects to retire them, shares which are held as treasury shares) shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series.

     8.  Conversion.

         Holders of shares of Series B Preferred Stock shall have the right to convert all or a portion of such shares into shares of Common Stock, as follows:

     (a) Subject to and upon compliance with the provisions of this Section 8, a holder of shares of Series B Preferred Stock shall have the right, at its option, at any time after 5 Business Days after the Issue Date, to convert such shares into the number of fully paid and nonassessable shares of Common Stock obtained by dividing the aggregate Stated Value of such shares by the Conversion Price (as in effect on the date provided for in the last paragraph of Section 8(b)) by surrendering such shares to be converted, such surrender to be made in the manner provided in Section 8(b); provided, however, that the right to convert shares called for redemption pursuant to Section 5 of this article shall terminate at the close of business on the day preceding the Redemption Date, unless the Corporation shall default in making payment of the cash payable upon such redemption under Section 5 of this article. Certificates will be issued for the remaining shares of Series B Preferred Stock in any case in which fewer than all of the shares of Series B Preferred Stock represented by a certificate are converted.

     (b) In order to exercise the conversion right, the holder of shares of Series B Preferred Stock to be converted shall surrender the certificate or certificates representing such shares, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent in the Borough of Manhattan, City of New York, accompanied by written notice to the Corporation that the holder thereof elects to convert Series B Preferred Stock. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Series B Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

          Holders of shares of Series B Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date and prior to such Dividend Payment Date. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion.

          As promptly as practicable after the surrender of certificates for shares of Series B Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with provisions of this Section 8, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in Section 8(c).

          Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series B Preferred Stock shall have been surrendered and such notice (and if applicable, payment of an amount equal to the dividend payable on such shares) received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such shares shall have been surrendered and such notice received by the Corporation.

     (c) No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of a share of Series B Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of Common Stock on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so surrendered.

     (d)  The Conversion Price shall be adjusted from time to time as follows:

                (1) If the  Corporation  shall  after the  Issue  Date (A) pay a dividend or make a distribution on its capital stock in shares of its Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its Common Stock, the Conversion Price in effect at the opening of business on the day next following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the day next following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any share of Series B Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (a) shall become effective immediately after the opening of business on the day next following the record date (except as provided in Section 8(h) below) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

                (2) If the  Corporation  shall issue after the Issue Date rights or warrants (in each case, other than the Rights) to all holders of Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Stock at a price per share less than the Fair Market Value per share of Common Stock on the record date for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Price in effect at the opening of business on the day next following such record date shall be adjusted to equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the opening of business on the day next following the date fixed for such determination by (II) a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination and (B) the number of shares that the aggregate proceeds to the

                    Corporation from the exercise of such rights or warrants for Common Stock would purchase at such Fair Market Value, and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination and (B) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in Section 8(h) below). In determining whether any rights or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such Fair Market Value, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

                (3) If the  Corporation  shall  distribute to all holders of its
                    Common Stock any shares of capital stock of the Corporation (other than Common Stock) or evidence of its indebtedness or assets (excluding cash dividends or distributions paid from profits or surplus of the Corporation) or rights or warrants (in each case, other than the Rights) to subscribe for or purchase any of its securities (excluding those rights and warrants issued to all holders of Common Stock entitling them for a period expiring within 45 days after the record date referred to in subparagraph (b) above to subscribe for or purchase Common Stock, which rights and warrants are referred to in and treated under subparagraph (b) above (any of the foregoing being hereinafter in this subparagraph (3) called the "Securities"), then in each such case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by (II) a fraction, the numerator of which shall be the Fair Market Value per share of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and the denominator of which shall be the Fair Market Value per share of the Common Stock on the record date mentioned below. Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in Section 8(h) below) the record date for the determination of shareholders entitled to receive such distribution. For the purposes of this clause (c), the distribution of a Security, which is distributed not only to the holders of the Common Stock on the date fixed for the determination of stockholders entitled to such distribution of such security, but also is distributed with each share of Common Stock delivered to a person converting a share of Series B Preferred Stock after such determination date, shall not require an adjustment of the Conversion Price pursuant to this clause (c); provided that on the date, if any, on which a Person converting a share of Series B Preferred Stock would no longer be entitled to receive such Security with a share of Common Stock (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Price shall be adjusted as provided in this clause (c) (and such day shall be deemed to be "the date fixed for the determination of the stockholders entitled to receive such distribution" and "the record date" within the meaning of the two preceding sentences).

                (4) No  adjustment  in the  Conversion  Price  shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this subparagraph (4) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 8 (other than this subparagraph (4)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock. Notwithstanding any other provisions of this Section 8, the Corporation shall not be required to make any adjustment of the Conversion Price for the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends on securities of the Corporation. All calculations under this Section 8 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest 1/10 of a share (with .05 of a share being rounded upward), as the case may be. Anything in this Section 8(d) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this Section 8(d), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its stockholders shall not be taxable.

     (e) If the Corporation shall be a party to any transaction (including without limitation a merger, consolidation, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Stock and excluding any transaction as to which Section 8(d)(1) applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Series B Preferred Stock which is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of shares or fraction thereof of Common Stock into which one share of Series B Preferred Stock was convertible immediately prior to such Transaction, assuming such holder of Common Stock (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an affiliate of a Constituent Person and
          (ii) failed to exercise his rights of election, if any, as to the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each share of Common Stock of the Corporation held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section 8(e) the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each non-electing share shall be deemed to be the kind and amount so receivable per share by the plurality of the non-electing shares). The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this Section 8(e) and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series B Preferred Stock that will contain provisions enabling the holders of the Series B Preferred Stock that remains outstanding after such Transaction to convert into the consideration received by holders of Common Stock at the Conversion Price in effect immediately prior to such Transaction. The provisions of this Section 8(e) shall similarly apply to successive Transactions.

           (f)  If:

                 (1) the Corporation shall declare a dividend (or any other distribution) on the Common Stock (other than in cash out of profits or surplus and other than the Rights); or

                 (2) the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants (other than the Rights) to subscribe for or purchase any shares of any class or any other rights or warrants (other than the Rights); or

                 (3) there shall be any reclassification of the Common Stock (other than an event to which Section 8(d)(1) applies) or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety; or

                 (4) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, then the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of shares of the Series B Preferred Stock at their addresses as shown on the stock records of the Corporation, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or
                    (B) the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 8.

           (g) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be prima facie evidence of the correctness of such adjustment. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date of such adjustment and shall mail such notice of such adjustment of the Conversion Price to the holder of each share of Series B Preferred Stock at such holder's last address as shown on the stock records of the Corporation.

           (h) In any case in which Section 8(d) provides that an adjustment shall become effective on the day next following a record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of

                    Series B Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 8(c).

           (i) For purposes of this Section 8, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation. The Corporation shall not pay a dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

           (j) There shall be no adjustment of the Conversion Price in case of the issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 8. If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this Section 8, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

           (k) If the Corporation shall take any action affecting the Common Stock, other than action described in this Section 8, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of the shares of Series B Preferred Stock, the Conversion Price for the Series B Preferred Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances.

           (l) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversion of the Series B Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series B Preferred Stock not theretofore converted. For purposes of this
                    Section 8.(l)., the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series B Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

                 The Corporation covenants that any shares of Common Stock issued upon conversion of the Series B Preferred Stock shall be validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment reducing the Conversion Price below the then-par value of the shares of Common Stock deliverable upon conversion of the Series B Preferred Stock, the Corporation will take any corporate action that, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully-paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

           (m) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion of the Series B Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the Series B Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting any issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the

                    Corporation, that such tax has been paid.

     9.  Ranking.

         Any class or series of stock of the Corporation shall be deemed to rank:

         (a) prior to the Series B Preferred Stock, as to the payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of Series B Preferred Stock;

         (b) on a parity with the Series B Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series B Preferred Stock if the holders of such class of stock or series and the Series B Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other; and

         (c) junior to the Series B Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock or series shall be Common Stock or Series A Preferred Stock or if the holders of Series B Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of such stock or series.

     10.  Voting.

         (a) The holders of shares of Series B Preferred Stock shall have the following voting rights:

     1. Subject to the provision for adjustment hereinafter set forth, each share of Series B Preferred Stock shall entitle the holder thereof to 199 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Issue Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     2. Except as otherwise provided herein or by law, the holders of shares of Series B Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

          (b) Unless the affirmative vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66 2/3% of all of the outstanding shares of Series B Preferred Stock (in addition to any vote required by the terms of any other affected series of Preferred Stock ranking on a parity with the Series B Preferred Stock as to dividends and amounts distributable upon liquidation, dissolution and winding up), given in person or by proxy, either in writing or by a vote at a meeting called for the purpose, at which the holders of shares of Series B Preferred Stock and such other series of Preferred Stock shall vote together as a single class without regard to series, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of the Articles of Incorporation or of any certificate amendatory thereof or supplemental thereto (including any Certificate of Designations, Preferences and Rights or any similar document relating to any series of Preferred Stock) which would materially adversely affect the preferences, rights, powers or privileges of the Series B Preferred Stock; provided, however, that the amendment of the provisions of the Articles of Incorporation so as to authorize or create, or to increase the authorized amount of, any Junior Stock or any shares of any class ranking on a parity with the Series B Preferred Stock shall not be deemed to materially adversely affect the preferences, rights, powers or privileges of Series B Preferred Stock.

          (c) Unless the affirmative vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66 2/3% of all of the outstanding shares of Series B Preferred Stock (in addition to any vote required by the terms of any other series of Preferred Stock ranking on a parity with the Series B Preferred Stock as to dividends and amounts distributable upon liquidation, dissolution or winding up), given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of Series B Preferred Stock and such other series of Preferred Stock shall vote together as a single class without regard to series, shall be necessary for authorizing, effecting or validating the creation, authorization or issue of any shares of any class of stock of the Corporation ranking prior to the Series B Preferred Stock as to dividends or upon liquidation, dissolution or winding up, or the reclassification of any authorized stock of the Corporation into any such prior shares, or the creation, authorization or issuance of any obligation or security convertible into or evidencing the right to purchase any such prior shares.

          (d) For purposes of the provisions of Sections 10(b) and 10(c), each share of Series B Preferred Stock shall have one (1) vote per share.

         (e) Except as set forth herein, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     11.  Record Holders.

          The Corporation and the Transfer Agent may deem and treat the record holder of any shares of Series B Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.


Article V


The corporate office shall be in Hartford or in such other town in Connecticut as the Board of Directors may determine. The annual meeting of the shareholders shall be held at such time and place within the state and upon such notice as may be determined from time to time either by or in accordance with the bylaws. At all meetings of the shareholders and subject, in the case of preferred shareholders, to such provisions concerning voting rights as the Board of Directors may determine pursuant to the authority granted in Article III hereof, each shareholder shall be entitled to vote in person or by an attorney duly authorized by a written proxy and each share of common stock represented at such meetings shall be entitled to one vote.

Article VI

The business property and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of the number of directors fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The directors initially elected to Class I shall serve for a term expiring at the annual meeting of shareholders next following the end of the calendar year 1997, the directors initially elected to Class II shall serve for a term expiring at the annual meeting of shareholders next following the end of the calendar year 1998 and the directors initially elected to the third class shall serve for a term expiring at the annual meeting of shareholders next following the end of the calendar year 1998. At each annual meeting of shareholders, successors to the class of directors whose term expires at the annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a reduction of the number of directors remove any director in office or shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, removal from office or order of court that, by reason of incompetency or any other lawful cause, he is no longer a director in office.

Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by the concurring vote of directors holding a majority of the directorships, which number of directorships shall be the number prior to the vote on the increase, and any other vacancy occurring in the Board of Directors may be filled by concurring vote of a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

Any director or the entire Board of Directors may be removed only for cause by the affirmative vote of eighty percent (80%) of the votes entitled to be cast by the holders of all then outstanding shares of voting stock of the Corporation, voting together as a single class. For the purposes of this Article VI, "cause" shall be defined as (a) a final non-appealable order of conviction of a felony involving moral turpitude by a court of competent jurisdiction in the United States or (b) a final non-appealable order of a court of competent jurisdiction in the United States finding gross negligence in the performance of duties as a director or officer of the Corporation.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article VI unless expressly provided by such term.

Notwithstanding any other provisions of these Articles or the bylaws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, these Articles or the bylaws of the Corporation) the affirmative vote of the holders of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all then outstanding shares of voting stock of the Corporation, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with this Article VI; provided, however, that this paragraph shall not apply to, and such eighty percent (80%) vote shall not be required for any amendment, repeal or adoption recommended by three-quarters of the entire Board if all of such directors are persons who were members of the Board at the annual meeting of shareholders of the Corporation held prior to the proposal of any such amendment, repeal or adoption or persons nominated by such members.

Article VII

A. In addition to any affirmative vote required by law or these Articles or the bylaws of the Corporation, and except as otherwise expressly provided in Section B of this Article VII, a Business Combination (as hereinafter defined) shall require the affirmative vote of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

B. The provisions of Section A of this Article VII shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of these Articles or the bylaws of the Corporation, or any agreement with any national securities exchange, if all of the conditions specified in either of the following Paragraphs 1 or 2 are met:

    1. The Business Combination shall have been approved by two-thirds (whether such approval is made prior to or subsequent to the acquisition of beneficial ownership of the Voting Stock that caused the Interested Shareholder, as hereinafter defined to become an Interested Shareholder) of the Continuing Directors, as hereinafter defined.

    2. All of the following conditions shall have been met:

       (a) The aggregate amount of cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business

             Combination   shall  be  at  least  equal  to  the  highest  amount
             determined under clauses (i), (ii), (iii) and (iv) below:


             (i) (if  applicable)  the highest per share  price  (including  any brokerage  commissions,  transfer taxes and soliciting dealers'
                 fees) paid by or on behalf of the Interested Shareholder for any share of Common Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of Common Stock within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date");


              (ii)the  Fair  Market  Value  per  share  of  Common  Stock on the
                  Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (the "Determination Date"), whichever is higher;

             (iii)(if  applicable)  the price per share equal to the Fair Market
                  Value per share of Common Stock determined pursuant to the immediately preceding clause (ii), multiplied by the ratio of
                  (x) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Shareholder for any share of Common Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of Common Stock within the two-year period immediately prior to the Announcement Date to (y) the Fair Market Value per share of Common Stock on the first day in such two-year period on which the Interested Shareholder acquired beneficial ownership of any share of Common Stock; and

             (iv) The Corporation's net income per share of Common Stock for the four full consecutive fiscal quarters immediately preceding the Announcement Date, multiplied by the higher of the then price/earnings multiple (if any) with respect to common stock of such Interested Shareholder or the highest price/earnings multiple with respect to

                    Common Stock within the two-year period immediately preceding the Announcement Date (such price/earnings multiples being determined as customarily computed and reported in the financial community);

       (b) The aggregate amount of cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock (as hereinafter defined), other than Common Stock, shall be at least equal to the highest amount determined under clauses (i), (ii),
             (iii) and (iv) below:

             (i) (if  applicable)  the highest per share  price  (including  any brokerage  commissions,  transfer taxes and soliciting dealers'
                 fees) paid by or on behalf of the Interested Shareholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of such class or series of Capital Stock within the two-year period immediately prior to the Announcement Date;

           (ii) the Fair Market Value per share of such class or series of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher;

          (iii) (if applicable) the price per share equal to the Fair Market Value per share of such class or series of Capital Stock determined pursuant to the immediately preceding clause (ii), multiplied by the ratio of (x) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Shareholder for any share of such class or series of the Capital Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of such class or series of Capital Stock within the two-year period immediately prior to the Announcement Date to (y) the Fair Market Value per share of such class or series of Capital Stock on the first day in such two-year period on which the Interested Shareholder acquired beneficial ownership of any share of such class or series of Capital Stock; and

          (iv) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Capital Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, regardless of whether the Business Combination to be consummated constitutes such an event.

           The provision of this paragraph 2(b) shall be required to be met with respect to every class or series of outstanding Capital Stock, whether or not the Interested Shareholder has previously acquired beneficial ownership of any shares of a particular class or series of Capital Stock.

       (c) The consideration to be received by holders of a particular class or series of outstanding Capital Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Shareholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the Interested Shareholder.

          (d)  After  such  Interested  Shareholder  has  become  an  Interested
               Shareholder  and  prior  to the  consummation  of  such  Business
               Combination: (i) except as approved by two-thirds of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock; (ii) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Stock), except as approved by two-thirds of the Continuing Directors; (iii) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect fully any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by two-thirds of the Continuing Directors; and (iv) such Interested Shareholder shall not have become the beneficial owner of any additional shares of Capital Stock except as part of the transaction that results in such Interested Shareholder becoming an Interested Shareholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Shareholder's percentage beneficial ownership of any class or series of Capital Stock.

          (e) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder of this Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by this Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

          (f) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Act") (or any subsequent provisions replacing such Act, rules and regulations) or the insurance laws and regulations of the State of Connecticut, if applicable, shall be mailed to all shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required by law to be mailed). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or not) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Interested Shareholder and its Affiliates or Associates (as hereinafter defined), such investment banking firm to be paid a reasonable fee for its services by the Corporation.


          (g) Such Interested Stockholder shall not have made or caused the making of any major change in the Corporation's business or equity capital structure without the approval of a majority of the continuing Directors.


C.  For the purposes of this Article VII:

     1.  The term "Business Combination" shall mean:

         (a) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Shareholder or
               (ii) any other corporation (whether or not itself an Interested Shareholder) which is or after such merger or consolidation would be an Affiliate or Associate of an Interested Shareholder; or

         (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) with any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder involving any assets or securities of this Corporation, any subsidiary or any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder having an aggregate Fair Market Value of $10,000,000 or more; or

         (c) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or

         (d) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Shareholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder: or

         (e) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (a) to (d).


     2. The term "Capital Stock" shall mean all capital stock of the Corporation authorized to be issued from time to time under Article III of these Articles, and the term "Voting Stock" shall mean all Capital Stock which by its terms may be voted on all matters submitted to shareholders of the Corporation generally.


     3. The term "person" shall mean any individual, firm, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

     4. The term "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who (a) is the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock or (b) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock.

     5. A person shall be a "beneficial owner" of any Capital Stock (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, convertible securities, exchange rights, warrants or options, or otherwise, or
          (ii) the right to vote pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, convertible securities, exchange rights, warrants or options, or otherwise, or
          (ii) the right to vote pursuant to any agreement, arrangement or understanding; or (c) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph 4 of this Section C, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of paragraph 5 of this Section C, but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

     6. The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Act as in effect on March 1, 1984 (the term "registrant" in said Rule 12b-2 meaning in this case the Corporation).

     7. The term "Subsidiary" means any corporation of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph 4 of this Section C, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is beneficially owned by the Corporation.

     8. The term "Continuing Director" means any member of the board of directors of the Corporation (the "Board") while such person is a member of the Board, who is not an Affiliate or Associate or representative of the Interested Shareholder and was a Member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director, while such successor is a member of the Board, who is not an Affiliate or Associate or representative of the Interested Shareholder and is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors.

     9. The term "Fair Market Value" means (a) in the case of cash, the amount of such cash; (b) in the case of stock, the highest closing sales price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock as determined by a majority of the Continuing Directors in good faith; and (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

    10. In the event of any Business Combination in which this Corporation survives, the phrase "consideration other than cash to be received" as used in paragraphs 2.(a) and 2.(b) of Section B of this Article VII shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

D. The Board of Directors shall have the power and duty to determine for the purposes of this Article VII on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Shareholder, (b) the number of shares of Capital Stock or other securities beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, and (d) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by this Corporation have, or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $10,000,000 or more. Any such determination made in good faith shall be binding and conclusive on all parties.

E. Nothing contained in this Article VII shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

F. The fact that any Business Combination complies with the provisions of Section B of this Article VII shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the shareholders of this Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

G. Notwithstanding any other provisions of these Articles or the bylaws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, these Articles or the bylaws of the Corporation), the affirmative vote of the holders of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article VII; provided, however, that this Section G shall not apply to, and such eighty percent (80%) vote shall not be required for, any amendment, repeal or adoption unanimously recommended by the Board if all of such directors are persons who would be eligible to serve as Continuing Directors within the meaning of Section C, paragraph 8 of this Article VII.

Article VIII

To the full extent permitted by the Connecticut General Statutes as the same exists or may hereafter be amended, no person who is or was a director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of duty as a director in an amount that exceeds the compensation received by the director for serving the Corporation during the year of the violation. The limitation of liability of any person who is or was a director provided for in this Article shall not be exclusive of any other limitation or elimination of liability contained in, or pursuant to, the Connecticut General Statutes, as the same exists or may hereafter be amended. Any repeal or modification of this Article VIII by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

Article IX

The officers and directors of the Corporation shall be indemnified by the Corporation to the fullest extent permitted by, or pursuant to, the Connecticut General Statutes, as the same exists or may hereafter be amended. The
Corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if such director is in full compliance with Section 33-773 of the Connecticut Business Corporation Act, as the same exists or may hereafter be amended. Any repeal or modification of this Article IX shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

                                                                     APPENDIX D
                                     BYLAWS
                                       of
                                 HSB GROUP, INC.

                                    ARTICLE I
                             SHAREHOLDERS' MEETINGS

         All meetings of the Shareholders shall be held in the City of Hartford or such other place within Connecticut as the Board of Directors may appoint. The Annual Meeting shall be held on the 3rd Tuesday of April in each year or on some other day within two (2) months thereafter as fixed by the Board of Directors. Special meetings of the Shareholders may be held at such time as fixed by the Board of Directors. Notice of every meeting of the Shareholders and of the time and place thereof shall be given as required by law. At each meeting of the Shareholders the President or Chairman of the Board shall preside and act as Chairman. The Chairman may appoint a Committee on Proxies to receive, count and report the votes cast in person at such meeting and the votes represented by proxies. The holders of a majority of the shares of the issued and outstanding stock entitled to vote at a meeting, present either in person or by proxy, shall constitute a quorum for the transaction of business at such meeting of the Shareholders. If a quorum is not present at such meeting, the Shareholders present in person or by proxy may adjourn to such future time as shall be agreed upon by them, and notice of such adjournment shall be given to Shareholders not present or represented at the meeting.

         Regulations for the conduct of a meeting of Shareholders may be prescribed by the Chairman or at the Chairman's option be adopted by the Shareholders present by voice vote or by ballot.

         At any meeting of the Shareholders, only such business may be conducted as shall have been properly brought before the meeting and as shall have been determined to be lawful and appropriate for consideration by Shareholders at the meeting. To be properly brought before a meeting business must be (a) specified in the notice of meeting, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or the Chairman of the meeting, or (c) otherwise properly brought before the meeting by a Shareholder. For business to be properly brought before a meeting by a Shareholder pursuant to clause (c) above, the Shareholder must have given timely notice thereof in proper written form to the Corporate Secretary. To be timely, a Shareholder's notice to the Corporate Secretary must be delivered to or mailed and received by the Corporate Secretary of the Company not less than sixty nor more than ninety days prior to the anniversary of the date on which the immediately preceding Annual Meeting of the Shareholders was convened; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the Shareholder in order to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs. Such Shareholder's notice shall set forth as to each matter the Shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,
(b) the name and record address of such Shareholder, (c) the class and number of shares of capital stock of the Company which are beneficially held by such Shareholder and (d) any material interest of such Shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the procedures set forth herein, or that business was not lawful or appropriate for consideration by Shareholders at the meeting, and if the Chairman of the meeting should so determine, the Chairman of the meeting shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted at that meeting.

         Nominations of persons for election to the Board of Directors of the Company may be made by the Board of

Directors or by any Shareholder entitled to vote for the election of Directors in compliance with the notice procedures set forth herein. Any Shareholder entitled to vote for the election of Directors at a meeting may nominate persons for the election of Directors only if timely written notice of such Shareholder's intent is given to the Corporate Secretary. To be timely, a
Shareholder's notice to the Corporate Secretary must be delivered to or mailed and received by the Corporate Secretary of the Company not less than sixty days nor more than ninety days prior to the anniversary of the date on which the immediately preceding Annual Meeting of the Shareholders was convened; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the Shareholder in order to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs. Such Shareholder's notice shall set forth (a) as to each person whom the Shareholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected) and (b) as to the Shareholder giving the notice, (i) the name and address, as they appear on the Company's books, of such Shareholder and, (ii) the class and number of shares of capital stock of the Company which are beneficially owned by such Shareholder. If the Chairman of the meeting determines that a nomination was not in accordance with the foregoing procedures, such nomination shall be void.

                                   ARTICLE II
                                    DIRECTORS

         The Board of Directors shall consist of the number of directors fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. No person shall serve as Director beyond the date of the first Annual Meeting of Shareholders held subsequent to the Director's seventieth birthday.

         Regular and special meetings of the Board of Directors shall be held as determined by the Directors.


         At any meetings of the Board of Directors, a majority of the Directors then in office, but not less than one-third of the directorships fixed in accordance with this Article, shall constitute a quorum for the transaction of business. Unless otherwise prescribed herein or in the Articles of Incorporation of the Company, action of the Board of Directors shall be by majority vote of the Directors present. The compensation of Directors shall be determined by the Board of Directors.



                                   ARTICLE III
                                   COMMITTEES

         The Board of Directors may by resolution designate two or more Directors to constitute an executive committee or other committees, which committees shall have and may exercise all such authority of the Board of Directors as shall be provided in such resolution, subject to such limitations as are provided under Section 33-753 of the Connecticut General Statutes, as it may be amended from time to time.

         The  Board  of  Directors  may by  resolution  designate  one  or  more
Directors as alternate members of such committees who may replace any absent member at any meeting of such committees upon such notice and in such manner as may be provided in the resolution designating such alternate members.

                                   ARTICLE IV
                                    OFFICERS

         There shall be a President and there may be a Chairman of the Board, each elected by the Board of Directors from their own number. The President shall be the chief executive officer and responsible under the direction of the Board of Directors for the supervision, management and active control of the affairs and properties of the Company.

         The Board of Directors may also elect a Corporate Secretary, a Treasurer, one or more Executive Vice Presidents and Senior Vice Presidents.

         The President shall appoint such other Officers as may be required for the prompt and orderly transaction of the business of the Company.

          Any elected Officer may be removed at the pleasure of the Directors and any appointed Officer may also be removed by the President.

         The Officers shall be subject to the direction of and shall have such authority and perform such duties as may be assigned from time to time by the Board of Directors or the President.

                                    ARTICLE V
                                   AMENDMENTS

         These bylaws may be altered, amended, added to or repealed by a majority of the entire Board of Directors at any meeting of said Board, provided that notice thereof shall have been given in the notice of such meeting.

STATE OF CONNECTICUT,
ss.               Hartford, CT..............19
COUNTY OF HARTFORD.

         The foregoing is a true copy of the bylaws of HSB Group, Inc.

                                           Attest:___________________
                    Corporate Secretary

Part II - Information Not Required in Prospectus

Item 20.  Indemnification of Officers and Directors

Item 21.  Exhibits.  See Exhibit Index attached hereto.

Item 22.  Undertakings

The undersigned registrant hereby undertakes:

         (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (2) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (3) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

         (4) To remove from registration by means of a post-effective amendment any shares of HSB Group which are not issued in the exchange.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hartford, State of Connecticut on May --, 1997.

                           HSB GROUP, INC.

                           By:  /s/ Gordon W. Kreh
                                    Gordon W. Kreh
                                    President, Chief
                                    Executive Officer
                                    and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated, on the dates indicated.

SIGNATURE                               TITLE

/s/ Gordon W. Kreh                  President and Chief
Gordon W. Kreh                      Executive Officer
                                    (Principal Executive
                                    Officer)

/s/ Saul L. Basch                   Senior Vice President,
Saul L. Basch                       Treasurer, Chief
                                    Financial Officer and
                                    Director
                                    (Principal Financial and
                                    Accounting Officer)

/s/ R. Kevin Price                  Senior Vice President,
R. Kevin Price                      Corporate Secretary and
                                    Director

/s/ Robert C. Walker                Senior Vice President,
Robert C. Walker                    General Counsel and
                                    Director

                       EXHIBIT INDEX

 (2)     Agreement and Plan of Share Exchange (attached to
         Prospectus and Proxy Statement as Appendix A).

 (3)(i)  Articles of Incorporation of HSB Group, Inc.
         (attached to Prospectus and Proxy Statement as
         Appendix B).

 (3)(ii) Bylaws of HSB Group, Inc. (attached to Prospectus and Proxy Statement as Appendix C).

 (5)(i) Opinion of Robert C. Walker, Senior Vice President and General Counsel

 (8)     Opinion of Skadden, Arps, Slate, Meagher & Flom
         LLP

(23)(a) Consent of Robert C. Walker, Senior Vice President and General Counsel (included in (5)(i))

(23)(b)  Consent of Skadden, Arps, Slate, Meagher & Flom
         LLP (included in (5)(ii))

(23)(c)  Consent of Coopers & Lybrand L.L.P.

(99)(a) Form of Proxy Card and letter to participants in employee plans